EXECUTION COPY

CHINA SHEN ZHOU MINING & RESOURCES, INC.

$28,000,000

6.75% SENIOR CONVERTIBLE NOTES DUE 2012

______________________________

INDENTURE

Dated as of December 27, 2006

______________________________

THE BANK OF NEW YORK,

a New York banking corporation

as Trustee

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS AND INCORPORATION BY REFERENCE

1

Section 1.01.

Definitions.

1

Section 1.02.

Other Definitions.

19

Section 1.03.

Rules of Construction.

20

ARTICLE II THE NOTES

21

Section 2.01.

Form and Dating.

21

Section 2.02.

Execution and Authentication.

22

Section 2.03.

Registrar, Paying Agent and Conversion Agent.

22

Section 2.04.

Paying Agent to Hold Money in Trust.

22

Section 2.05.

Holder Lists.

23

Section 2.06.

Transfer and Exchange.

23

Section 2.07.

Replacement Notes.

24

Section 2.08.

Outstanding Notes.

25

Section 2.09.

Treasury Notes.

25

Section 2.10.

Temporary Notes.

25

Section 2.11.

Cancellation.

25

Section 2.12.

Payment of Interest; Defaulted Interest.

25

Section 2.13.

CUSIP/ISIN Numbers.

26

Section 2.14.

Record Date.

26

ARTICLE III REDEMPTION AND PREPAYMENT

26

Section 3.01.

Notices to Trustee.

26

Section 3.02.

Selection of Notes to Be Redeemed.

26

Section 3.03.

Notice of Redemption.

27

Section 3.04.

Effect of Notice of Redemption.

27

Section 3.05.

Deposit of Redemption Price.

27

Section 3.06.

Notes Redeemed in Part.

28

Section 3.07.

Optional Redemption.

28

Section 3.08.

[Reserved].

28

Section 3.09.

Offer To Purchase.

28

Section 3.10.

Repurchase of Notes by the Company at the Option of the Holder.

30

Section 3.11.

Effect of Repurchase Notice.

31

Section 3.12.

Deposit of Repurchase Price.

31

Section 3.13.

Notes Repurchased in Part.

31

Section 3.14.

Repayment to the Company.

32

ARTICLE IV COVENANTS

32

i

Section 4.01.

Payment of Notes.

32

Section 4.02.

Maintenance of Office or Agency.

33

Section 4.03.

Reports.

33

Section 4.04.

Compliance Certificate.

34

Section 4.05.

Taxes.

34

Section 4.06.

Stay, Extension and Usury Laws.

35

Section 4.07.

Corporate Existence.

35

Section 4.08.

Payments for Consent.

35

Section 4.09.

Incurrence of Additional Debt.

35

Section 4.10.

Limitation on Restricted Payments.

36

Section 4.11.

Limitation on Liens.

36

Section 4.12.

Limitation on Asset Sales.

36

Section 4.13.

Limitation on Restrictions on Distributions from Subsidiaries.

36

Section 4.14.

Limitations on Transactions with Affiliates.

36

Section 4.15.

Limitation on Issuance or Sale of Capital Stock of Subsidiaries.

37

Section 4.16.

Maintenance of Consolidated Tangible Net Worth.

37

Section 4.17.

Repurchase at the Option of Holders Upon a Change of Control.

37

Section 4.18.

Other Covenants.

38

Section 4.19.

Limitation on Company’s Business.

38

Section 4.20.

Engage Qualified Auditing Firm.

38

Section 4.21.

[Reserved].

38

Section 4.22.

[Reserved].

38

Section 4.23.

Use of Proceeds.

39

Section 4.24.

Maintenance of Insurance.

39

Section 4.25.

Listing of the Company’s Common Stock.

39

Section 4.26.

Government Approvals and Licenses; Compliance with Law.

39

Section 4.27.

Appointment of Senior Financial Officer.

39

Section 4.28.

Minimum Fixed Charge Coverage Ratio and Leverage Ratio.

39

Section 4.29.

Ranking.

40

ARTICLE V SUCCESSORS

40

Section 5.01.

Merger, Consolidation and Sale of Assets.

40

Section 5.02.

Successor Corporation Substituted.

40

ARTICLE VI DEFAULTS AND REMEDIES

41

Section 6.01.

Events of Default.

41

Section 6.02.

Acceleration.

42

Section 6.03.

Other Remedies.

42

Section 6.04.

Waiver of Defaults.

43

Section 6.05.

Control by Majority.

43

Section 6.06.

Limitation on Suits.

43

Section 6.07.

Rights of Holders to Receive Payment.

44

Section 6.08.

Collection Suit by Trustee.

44

Section 6.09.

Trustee May File Proofs of Claim.

44

Section 6.10.

Priorities.

44

Section 6.11.

Undertaking for Costs.

45

ARTICLE VII TRUSTEE

45

Section 7.01.

Duties of Trustee.

45

Section 7.02.

Rights of Trustee.

46

Section 7.03.

Individual Rights of Trustee.

47

Section 7.04.

Trustee’s Disclaimer.

47

Section 7.05.

Notice of Defaults.

47

Section 7.06.

Reports by Trustee to Holders.

47

Section 7.07.

Compensation and Indemnity.

48

Section 7.08.

Replacement of Trustee.

48

Section 7.09.

Successor Trustee by Merger, etc.

49

Section 7.10.

Eligibility; Disqualification.

50

ARTICLE VIII AMENDMENT, SUPPLEMENT AND WAIVER

50

Section 8.01.

Without Consent of Holders of Notes.

50

Section 8.02.

With Consent of Holders of Notes.

50

Section 8.03.

Revocation and Effect of Consents.

51

Section 8.04.

Notation on or Exchange of Notes.

51

Section 8.05.

Trustee to Sign Amendments, etc.

52

ARTICLE IX CONVERSION

52

Section 9.01.

Conversion Right and Conversion Price.

52

Section 9.02.

Conversion Procedures.

53

Section 9.03.

Adjustment of Conversion Price.

54

Section 9.04.

Notice of Adjustments of Conversion Price.

60

Section 9.05.

Notice of Certain Corporate Actions.

60

Section 9.06.

Company to Provide Common Shares; Obtain Listing.

61

Section 9.07.

Effect of Merger, etc.

62

Section 9.08.

Trustee Adjustment Disclaimer.

62

ARTICLE X COLLATERAL

62

Section 10.01.

Security Documents.

62

ARTICLE XI SATISFACTION AND DISCHARGE

64

Section 11.01.

Satisfaction and Discharge.

64

Section 11.02.

Deposited Cash and U.S. Government Securities to be Held in Trust; Other Miscellaneous Provisions.  64

Section 11.03.

Repayment to Company.

64

ARTICLE XII MISCELLANEOUS

65

Section 12.01.

Notices.

65

Section 12.02.

Communication by Holders of Notes with Other Holders of Notes.

66

Section 12.03.

Certificate and Opinion as to Conditions Precedent.

66

Section 12.04.

Statements Required in Certificate or Opinion.

66

Section 12.05.

Rules by Trustee and Agents.

66

Section 12.06.

No Personal Liability of Directors, Officers, Employees and Stockholders.

67

Section 12.07.

Governing Law; Jurisdiction

67

Section 12.08.

No Adverse Interpretation of Other Agreements.

67

Section 12.09.

Successors.

67

Section 12.10.

Severability.

67

Section 12.11.

Counterpart Originals.

67

Section 12.12.

Table of Contents, Headings, etc.

67

EXHIBIT A

Form of Note

EXHIBIT B

Form of Restrictive Legend for Common Stock Issued Upon Conversion

EXHIBIT C

Form of Certificate of Transfer

This INDENTURE dated as of December 27, 2006, is by and among China Shen Zhou Mining & Resources, Inc., a Nevada corporation (the “Company”) and The Bank of New York, a New York banking corporation, as trustee (the “Trustee”).

The Company has duly authorized the creation of an issue of its 6.75% Senior Convertible Notes due 2012 (the “Notes”) of the amount and substantially the tenor hereinafter set forth and, to provide therefor, the Company has duly authorized the execution and delivery of this Indenture.  All things necessary to make the Notes, when duly issued and executed by the Company, and authenticated and delivered hereunder, the valid obligations of the Company, and to make this Indenture a valid and binding agreement of the Company, have been done.

The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes issued under this Indenture:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.

Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

“Accreted Principal Amount” means with respect to a Note as of any day an amount equal to the sum of (i) the Original Principal Amount of such Note plus (ii) the Principal Accretion on such Note on such date, provided that the Accreted Principal Amount on December 27, 2009 is 117.40% of the Original Principal Amount, and the Accreted Principal Amount at Maturity Date is 141.90% of the Original Principal Amount.

“Additional Interest” means (i) the additional interest of 3.75% per annum on the Original Principal Amount of the Notes that Holders will be entitled to if the Company has not obtained a Public Listing on or before November 15, 2007 or if the Company is not at that time currently maintaining such listing, and (ii) if the Company has obtained a Public Listing after November 15, 2007 and as long as the Company maintains such listing, the additional interest of 1.75% per annum on the Original Principal Amount of the Notes that Holders will be entitled to.  For all purposes of this Indenture, the term “interest” shall include applicable Additional Interest, if any, with respect to the Notes.

“Affiliate” of any specified Person means:

(a)

any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, or

(b)

any other Person who is a director or officer of:

(1)

such specified Person,

(2)

any Subsidiary of such specified Person, or

(3)

any Person described in clause (a) above.

For the purposes of this definition, “control,” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.  For purposes of Section 4.14 only, “Affiliate” shall also mean any Beneficial Owner of shares representing 5% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such Beneficial Owner pursuant to the first sentence hereof. Notwithstanding the foregoing or anything to the contrary contained herein, in no event shall Citadel Equity Fund Ltd. or any of its Affiliates be considered an Affiliate of the Company.

“Agency Agreement” means that certain Paying and Conversion Agency Agreement dated as of the date hereof, by and among the Company, the Conversion Agents, the Paying Agents, the Transfer Agents, the Trustee and the Registrar each as set forth therein, as originally executed or as it may from time to time be supplemented or amended pursuant to the applicable provisions thereof.

“Agent” means any Registrar, co-registrar, Paying Agent, Conversion Agent or additional paying or conversion agent.

“Applicable Procedures” means, with respect to any transfer, redemption or exchange of or for beneficial interests in any Global Note, the rules and procedures of Euroclear and Clearstream that apply to such transfer, redemption or exchange.

“Asset Sale” means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions) by the Company or any of its Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of

(a)

any shares of Capital Stock of a Subsidiary of the Company, or

(b)

any other Property of the Company or any Subsidiary of the Company,

other than, in the case of clause (a) or (b) above,

(1)

any disposition by a Subsidiary of the Company to the Company or by the Company or a Subsidiary of the Company to a Wholly Owned Subsidiary,

(2)

any disposition that constitutes a Permitted Investment,

(3)

leases or subleases to third parties of real property leased by the Company or its Subsidiaries or a disposition or assignment (as lessor) of a lease of real property, in each case, in the ordinary course of business,

(4)

any disposition of inventory of the Company or any of its Subsidiaries in the ordinary course of business, or inventory or other property that in the reasonable judgment of the Company have become uneconomic, obsolete or worn out,

(5)

issuances of Capital Stock of the Company to employees of the Company or any of its Subsidiaries as part of employee compensation programs approved by the Board of Directors and in the ordinary course of business,

(6)

the sale or discount of accounts receivable in connection with the compromise or collection thereof in the ordinary course of business,

(7)

any disposition effected in compliance with the first paragraph of Section 5.01, and

(8)

any disposition in a single transaction or a series of related transactions of assets for aggregate consideration of less than $1.0 million.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at any date of determination,

(a)

if such Sale and Leaseback Transaction is a Capital Lease Obligation, the amount of Debt represented thereby according to the definition of “Capital Lease Obligations,” and

(b)

in all other instances, the present value (discounted at the weighted average interest rate borne by the Notes, compounded annually, in the most recently completed twelve months) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

“Average Life” means, as of any date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing:

(a)

the sum of the product of the numbers of years (rounded to the nearest one-twelfth of one year) from the date of determination to the dates of each successive scheduled principal payment of such Debt or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by

(b)

the sum of all such payments.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors, or the law of any other jurisdiction relating to bankruptcy, insolvency, winding up, liquidation, reorganization or relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as such term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition or passage of time.  The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means the board of directors of the Company or (except if used in the definition of “Change of Control”) any authorized committee of the Board of Directors of the Company.

“Board Resolution” means a copy of a resolution certified by the secretary or an assistant secretary (or individual performing comparable duties) of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Bridge Notes” means collectively, the Company’s (i) $8.5 million Senior Notes due 2007 issued under the Notes Purchase Agreement dated December 1, 2006 between the Company and Citadel Equity Fund Ltd., as the purchaser, and (ii) $1.7 million Senior Notes due 2007 issued under the Notes Purchase Agreement dated December 21, 2006 between the Company and Citadel Equity Fund Ltd., as the purchaser.

“Business Day” means any day other than a Legal Holiday.

“Capital Expenditures” means, for any period, expenditures by the Company or any of its Subsidiaries for the acquisition or leasing (pursuant to Capital Lease Obligations) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that should be capitalized under GAAP on a consolidated balance sheet of the Company and its Subsidiaries.

“Capital Lease Obligations” means any obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

“Capital Distribution” has the meaning set forth in Section 9.03(e).

“Capital Stock” means, with respect to any Person, any shares or other equivalents (however designated) of any class of corporate stock or partnership interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest in such Person, including Preferred Stock, but excluding any debt security convertible or exchangeable into such equity interest.

“Cash Equivalents” means any of the following:

(a)

Investments in U.S. Government Securities maturing within 365 days of the date of acquisition thereof;

(b)

Investments in time deposit accounts, certificates of deposit and money market deposits maturing within 90 days of the date of acquisition thereof issued by a bank or trust company organized under the laws of the United States of America or any state thereof having capital, surplus and undivided profits aggregating in excess of $500 million and whose long-term debt is rated “A-3” or “A-” or higher according to Moody’s or S&P (or such similar equivalent rating by at least one “nationally recognized statistical rating organization” (as defined in Rule 436 under the Securities Act));

(c)

repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) entered into with:

(1)

a bank meeting the qualifications described in clause (b) above, or

(2)

any primary government securities dealer reporting to the Market Reports Division of the Federal Reserve Bank of New York;

(d)

Investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America with a rating at the time as of which any Investment therein is made of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P (or such similar equivalent rating by at least one “nationally recognized statistical rating organization” (as defined in Rule 436 under the Securities Act));

(e)

direct obligations (or certificates representing an ownership interest in such obligations) of any state of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of such state is pledged and which are not callable or redeemable at the issuer’s option, provided that:

(1)

the long-term debt of such state is rated “A-3” or “A-” or higher according to Moody’s or S&P (or such similar equivalent rating by at least one “nationally recognized statistical rating organization” (as defined in Rule 436 under the Securities Act)), and

(2)

such obligations mature within 180 days of the date of acquisition thereof;

(f)

any money market fund that has at least 95% of its assets continuously invested in Cash Equivalents of the types described in clauses (a) through (e) above; and

(g)

time deposit accounts, certificates of deposit and money market deposits with (i) Bank of China, Industrial and Commercial Bank of China, China Construction Bank and China Merchants Bank or (ii) any other bank or trust company organized under the laws of the PRC whose long-term debt is rated as high or higher than any of those banks.

“Change of Control” means the occurrence of any of the following events:

(a)

the Permitted Holders cease to be the “beneficial owners” (as defined in Rule 13d-3 under the Exchange Act, except that a Person will be deemed to have “beneficial ownership” of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) directly or indirectly, of at least a majority of the total voting power of the Voting Stock of the Company, whether as a result of the issuance of securities of the Company, any merger, consolidation, liquidation or dissolution of the Company, any direct or indirect transfer of securities by the Permitted Holders or otherwise (for purposes of this clause (a), the Permitted Holders will be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation so long as the Permitted Holders beneficially own, directly or indirectly, in the aggregate a majority of the total voting power of the Voting Stock of such parent corporation); or

(b)

the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the Property of the Company and its Subsidiaries, considered as a whole (other than a disposition of such Property to Wholly Owned Subsidiaries or one or more Permitted Holders), shall have occurred, or the Company merges, consolidates or amalgamates with or into any other Person (other than one or more Permitted Holders) or any other Person (other than one or more Permitted Holders) merges, consolidates or amalgamates with or into the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is reclassified into or exchanged for cash, securities or other Property, other than any such transaction where:

(1)

the outstanding Voting Stock of the Company is reclassified into or exchanged for other Voting Stock of the Company or for Voting Stock of the Surviving Person, and

(2)

the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the Company or the Surviving Person immediately after such transaction and in substantially the same proportion as before the transaction;

provided that the Company shall be permitted to effect a merger or similar transaction for the sole purpose of redomiciling in another jurisdiction; or

(c)

Continuing Directors cease for any reason to constitute at least a majority of the Board of Directors then in office; or

(d)

the shareholders of the Company shall have approved any plan of liquidation or dissolution of the Company.

“Clearstream” means Clearstream Banking, société anonyme, and any successor thereto.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all the collateral described in the Security Documents.

“Collateral Agent” means The Bank of New York, a New York banking corporation, and any successor collateral agent appointed pursuant to the terms of this Indenture.

“Commission” means the Securities and Exchange Commission.

“Commodity Price Protection Agreement” means, in respect of a Person, any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in commodity prices.

“Common Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03(b) hereof as the Common Depositary to Euroclear and Clearstream with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provisions of this Indenture.

“Common Shares” means shares of common stock, par value $0.001 per share, of the Company and shares of any class or classes resulting from any sub-division, consolidation or reclassification of such shares or into which such shares may thereafter be changed.

“Company” is defined in the preamble.

“Consolidated Interest Expense” means, for any period, the total interest expense of the Company and its consolidated Subsidiaries, plus to the extent not included in such total interest expense, and to the extent Incurred by the Company or its Subsidiaries, without duplication,

(a)

interest expense attributable to leases constituting part of a Sale and Leaseback Transaction and to Capital Lease Obligations,

(b)

amortization of debt discount and debt issuance cost, including commitment fees,

(c)

capitalized interest,

(d)

non-cash interest expense,

(e)

commissions, discounts and other fees and charges owed with respect to letters of credit and banker’s acceptance financing,

(f)

net costs associated with Hedging Obligations (including amortization of fees),

(g)

Disqualified Stock Dividends (other than dividends payable in Capital Stock other than Disqualified Stock),

(h)

Preferred Stock Dividends (other than dividends payable in Capital Stock other than Disqualified Stock), and

(i)

interest accruing on any Debt of any other Person to the extent such Debt is Guaranteed by the Company or any Subsidiary of the Company.

In no event will Consolidated Interest Expense include any amounts payable as Liquidated Damages hereunder.

“Consolidated Net Income” means, for any period, the net income (loss) of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

(a)

any net income (loss) of any Person (other than the Company) if such Person is not a Subsidiary, except that:

(1)

subject to the exclusion contained in clause (c) below, equity of the Company and its Consolidated Subsidiaries in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Person during such period to the Company or any of its Subsidiaries as a dividend or other distribution (subject, in the case of a dividend or other distribution to such a Subsidiary, to the limitations contained in clause (b) below), and

(2)

the equity of the Company and its Consolidated Subsidiaries in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income to the extent such loss is being funded by the Company or one of its Subsidiaries,

(b)

any net income (loss) of any Subsidiary of the Company if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions, directly or indirectly, to the Company, except that:

(1)

subject to the exclusion contained in clauses (c), (d) and (e) below, the equity of the Company and its Consolidated Subsidiaries in the net income of any such Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Subsidiary during such period to the Company or another of its Subsidiaries as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Subsidiary of the Company, to the limitation contained in this clause), and

(2)

the equity of the Company and its Consolidated Subsidiaries in a net loss of any such Subsidiary for such period shall be included in determining such Consolidated Net Income,

(c)

any gain or loss realized upon the sale or other disposition of any Property of the Company or any of its consolidated Subsidiaries (including pursuant to any Sale and Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business,

(d)

any extraordinary gain or loss,

(e)

the cumulative effect of a change in accounting principles,

(f)

any non-cash compensation expense realized for grants of performance shares, stock options or other rights to officers, directors and employees of the Company or any of its Subsidiaries, provided that such shares, options or other rights can be redeemed at the option of the holder only for Capital Stock of the Company (other than Disqualified Stock), and

(g)

the effect of any amounts payable as Liquidated Damages hereunder.

“Consolidated Net Worth” means the total of the amounts shown on the consolidated balance sheet of the Company and its Subsidiaries as of (i) the end of the most recent Fiscal Quarter of the Company in the case of Section 4.16 and (ii) in all other cases, the end of the most recent Fiscal Quarter of the Company ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as:

(a)

the par or stated value of all outstanding Capital Stock of the Company, plus

(b)

paid-in capital or capital surplus relating to such Capital Stock, plus

(c)

any retained earnings or earned surplus, less:

(1)

any accumulated deficit, and

(2)

any amounts attributable to Disqualified Stock or any equity security convertible into or exchangeable for Debt, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of Capital Stock of the Company or any of its Subsidiaries, each item to be determined in conformity with GAAP.

“Consolidated Tangible Net Worth” means, as of any date of determination, the Consolidated Net Worth less the Intangible Assets.

“Consolidated Tangible Net Worth Threshold” has the meaning set forth in Section 4.16.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors who (a) was a member of the Board of Directors on the date of this Indenture or (b) was nominated for election to the Board of Directors by, or whose election was approved by, a majority of the Continuing Directors who were members of the Board of Directors at the time of such nomination or election.

“Controlling Shareholders” means Ms. YU Xiao Jing, holding PRC identity card No. 620402195701131322 and Mr. XU Xue Ming, holding PRC identity card No. 152826196107120416.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 12.01 hereof, or such other address as to which the Trustee may give notice to the Company.

“Credit Facilities” means, with respect to a PRC Subsidiary, one or more debt or commercial paper facilities with banks or other institutional lenders in the PRC providing for revolving credit loans, term loans, receivables or inventory financing (including through the sale of receivables or inventory to such lenders or to special purpose, bankruptcy remote entities formed to borrow from such lenders against such receivables or inventory) or trade letters of credit, in each case together with any Refinancing thereof by any lender or syndicate of lenders.

“Currency Exchange Protection Agreement” means, in respect of a Person, any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement designed to protect such Person against fluctuations in currency exchange rates.

“Custodian” means, with respect to the Notes issuable or issued in global form, the Person specified in Section 2.03(c) as Custodian with respect to the Notes, and any and all successors thereto appointed as custodian hereunder and having become such pursuant to the applicable provisions of this Indenture.

“Debt” means, with respect to any Person on any date of determination (without duplication):

(a)

the principal of and premium (if any) in respect of:

(1)

debt of such Person for money borrowed, and

(2)

debt evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

(b)

all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale and Leaseback Transactions entered into by such Person;

(c)

all obligations of such Person representing the deferred purchase price of Property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

(d)

all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (a) through (c) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

(e)

the amount of all obligations of such Person with respect to the Repayment of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

(f)

all obligations of the type referred to in clauses (a) through (e) above of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

(g)

all obligations of the type referred to in clauses (a) through (f) above of other Persons secured by any Lien on any Property of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the Fair Market Value of such Property and the amount of the obligation so secured; and

(h)

to the extent not otherwise included in this definition, Hedging Obligations of such Person.

The amount of Debt of any Person at any date shall be the outstanding balance, or the accreted value of such Debt in the case of Debt issued with original issue discount, at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 or 2.10 hereof, in substantially the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

 “Disqualified Stock” means any Capital Stock of the Company or any of its Subsidiaries that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof) or otherwise:

(a)

matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,

(b)

is or may become redeemable or repurchaseable at the option of the holder thereof (except that any Capital Stock that would constitute Disqualified Stock solely because the holders of such Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions), in whole or in part, or

(c)

is convertible or exchangeable at the option of the holder thereof for Debt or Disqualified Stock.

“Disqualified Stock Dividends” means all dividends with respect to Disqualified Stock of the Company held by Persons other than a Wholly Owned Subsidiary.  The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the Company.

“Dollar Equivalent” means, with respect to any monetary amount in a currency other than U.S. dollars, at any time for the determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the base rate for the purchase of U.S. dollars with the applicable foreign currency as quoted by the Federal Reserve Bank of New York on the date of determination.

“EBITDA” means, for any period, an amount equal to, for the Company and its consolidated Subsidiaries:

(a)

the sum of Consolidated Net Income for such period, plus the following to the extent reducing Consolidated Net Income for such period:

(1)

the provision for taxes based on income or profits or utilized in computing net loss,

(2)

Consolidated Interest Expense,

(3)

depreciation,

(4)

amortization of intangibles (excluding amortization expense attributable to a prepaid operating activity item that was paid in cash in a prior period), and

(5)

any other non-cash items (other than any such non-cash item to the extent that it represents an accrual of, or reserve for, cash expenditures in any future period), minus

(b)

all non-cash items increasing Consolidated Net Income for such period.

Notwithstanding the foregoing clause (a), the provision for taxes and the depreciation, amortization and non-cash items of a Subsidiary of the Company shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Subsidiary or its shareholders.

“Euroclear” means Euroclear Bank, S.A./N.V., and any successor thereto.

“Event of Default” has the meaning set forth under Section 6.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, with respect to any Property at the time of determination, the price that could be negotiated in an arm’s length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction.  Fair Market Value shall be determined, except as otherwise provided,

(a)

if such Property has a Fair Market Value equal to or less than $1.0 million, by any Officer of the Company, or

(b)

if such Property has a Fair Market Value in excess of $1.0 million, by an Independent Financial Advisor and evidenced by a written opinion from such Independent Financial Advisor, dated within 30 days of the relevant transaction, delivered to the Trustee.

“Financial Covenant Debt” of any Person means Debt of the type specified in clauses (a), (b), (c) and (e) of the definition of “Debt” and non-contingent obligations of the type specified in clause (d) of such definition.

 “Fiscal Quarter” means each of the three month periods ending on March 31, June 30, September 30 and December 31.

“Fixed Charge Coverage Ratio” means, with respect to any Person, the ratio of (a) EBITDA of such Person for the most recent four consecutive Fiscal Quarters to the Consolidated Interest Expense of such Person.  In addition, if since the beginning of the fourth full Fiscal Quarter so preceding such determination date, the

Company or any of its Subsidiaries shall have made any Asset Sale or acquired any material assets, EBITDA for such period shall be calculated on a pro forma basis as if such Asset Sale or acquisition occurred on the first day of such period.

“GAAP” means United States generally accepted accounting principles as in effect on the Issue Date, including those set forth in:

(a)

the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants,

(b)

the statements and pronouncements of the Financial Accounting Standards Board,

(c)

such other statements by such other entity as approved by a significant segment of the accounting profession, and

(d)

the rules and regulations of the Commission governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the Commission.

“Global Note Legend” means the legend set forth on all Global Notes issued under this Indenture.

“Global Notes” means the global Notes in the form of Exhibit A hereto issued in accordance with Article II hereof.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(a)

to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise), or

(b)

entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.

The term “Guarantee” used as a verb has a corresponding meaning.  The term “Guarantor” shall mean any Person Guaranteeing any obligation.

“Hedging Obligation” of any Person means any obligation of such Person pursuant to any Interest Rate Agreement, Currency Exchange Protection Agreement, Commodity Price Protection Agreement or any other similar agreement or arrangement.

“Holder” means a Person in whose name a Note is registered in the Security Register.

“Incur” means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, Guarantee or become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or obligation on the balance sheet of such Person (and “Incurrence” and “Incurred” shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Debt, becoming Debt shall not be deemed an Incurrence of such Debt; provided further, however, that any Debt or other obligations of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary; and provided further, however, that solely for purposes of determining compliance with Section 4.09, amortization of debt discount shall not be deemed to be the Incurrence of Debt, provided that in the case of Debt sold at a discount, the amount of such Debt Incurred shall at all times be the aggregate principal amount at Stated Maturity.

“Indenture” means this instrument, as originally executed or as it may from time to time be supplemented or amended in accordance with Article XIII hereof.

“Independent Financial Advisor” means an investment banking firm of international standing or any third party appraiser of international standing, provided that such firm or appraiser is not an Affiliate of the Company or a Holder (together with its Affiliates) of at least 25% in aggregate principal amount of the Notes then outstanding.

 “Intangible Assets” shall mean as of the date of any determination thereof the total amount of all assets of the Company and its Subsidiaries classified as goodwill, patents, trade names, trademarks, copyrights, franchises, experimental expense, organization expense, unamortized debt discount and expense, deferred assets other than prepaid insurance and prepaid taxes, the excess of cost of shares acquired over book value of related assets and such other assets as are properly classified as “intangible assets” in accordance with GAAP.

“Interest Payment Dates” means June 27 and December 27 of each year, commencing June 27, 2007.

“Interest Period” means the period commencing on and including an Interest Payment Date and ending on and excluding the next succeeding Interest Payment Date, with the exception that the first Interest Period shall commence on and include the Issue Date and end on and include June 27, 2007.

“Interest Rate Agreement” means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect against fluctuations in interest rates.

“Investment” by any Person means any direct or indirect loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person), advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise) to, or Incurrence of a Guarantee of any obligation of, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person. In determining the amount of any Investment made by transfer of any Property other than cash, such Property shall be valued at its Fair Market Value at the time of such Investment.

“Issue Date” means December 27, 2006.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York, London, the People’s Republic of China, the city in which the Corporate Trust Office of the Trustee is located or any other place of payment on the Notes are authorized by law, regulation or executive order to remain closed.

“Leverage Ratio” means the ratio of (a) the consolidated Financial Covenant Debt outstanding at the end of the most recent four consecutive Fiscal Quarters to (b) EBITDA for the most recent four consecutive Fiscal Quarters on a pro forma basis.

“Lien” means, with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any Sale and Leaseback Transaction).

“Liquidated Damages” means any of

(a)

the aggregate amount of $750,000 due and payable by the Company to the Holders on a pro rata basis (proportionate to their holding of the Notes that are at that time outstanding) on or before November 23, 2007 if the Company has not obtained a Public Listing on or before November 15, 2007 or if the Company is not at that time currently maintaining such listing,

(b)

the aggregate amount of $1,300,000 due and payable by the Company to the Holders on a pro rata basis (proportionate to their holding of the Notes that are at that time outstanding) (x) on April 2, 2007, if the Company has not complied with Section 4.20(a), and (y) on or before January 7 of the year subsequent to any fiscal year for which the Company has not complied with Section 4.20(b),

(c)

the aggregate amount of $750,000 due and payable by the Company to the Holders on a pro rata basis (proportionate to their holding of the Notes that are at that time outstanding) on or before the fifth Business Day from the 145th day following (i) the Issue Date, if the Company has not complied with the initial appointment of an officer pursuant to Section 4.27(a) and (ii) the date on which there occurs vacancy in the position in the event when the Company has not complied with Section 4.27(b), and

(d)

(i) the aggregate amount of $1,000,000 due and payable by the Company to the Holders on a pro rata basis (proportionate to their holding of the Notes that are at that time outstanding) (x) if the number of directors on the Board of Directors shall be more than seven (7) or (y) if no individual nominated or designated by the Holders of at least a majority in aggregate principal amount of the Notes then outstanding shall have been elected to the Board of Directors (despite such nomination or designation) on or before March 1, 2007, (ii) the aggregate amount of $200,000 due and payable by the Company to the Holders on a pro rata basis (proportionate to their holding of the Notes that are at that time outstanding) on the first Business Day in any calendar month if on the first day of any such calendar month, either of the two conditions set forth in clause (d)(i) shall have occurred, and (iii) an additional aggregate amount of $200,000 due and payable by the Company (in addition to any amount paid or payable under clauses (d)(i) and (d)(ii)) to the Holders on a pro rata basis (proportionate to their holding of the Notes that are at that time outstanding) on the first Business Day in any calendar month if on the first day of any such calendar month following the earlier of (x) the date of any increase in number of the directors of the Board of Directors or (y) the date of approval by the relevant stock exchange of the Public Listing, the Board of Directors includes fewer than two (2) directors nominated or designated by the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, provided that at least one (1) of such directors nominated or designated by such Holders shall qualify as an independent director under applicable laws and requirements of the applicable stock exchange, including the Sarbanes-Oxley Act of 2002.

For all purposes of this Indenture, the term “premium” shall include Liquidated Damages, if any, with respect to the Notes.

“Maturity Date” means December 27, 2012.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Note Obligations” means the Notes and all other obligations of any obligor under this Indenture, the Notes and the Security Documents.

“Notes” means the Notes (including the Global Note), in the minimum denominations of $1,000, each in registered form, comprising the $28,000,000 6.75% Senior Convertible Notes due 2012, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

“Obligations” means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Debt.

“Officer” means the Chief Executive Officer, the President, the Chief Financial Officer or any Vice President of the Company.

“Officers’ Certificate” means a certificate signed by two Officers of the Company, at least one of whom shall be the principal executive officer or principal financial officer of the Company, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee.  The counsel may be an employee of or counsel to the Company or the Trustee.

“Original Principal Amount” means the initial principal amount of the Notes on the Issue Date being the aggregate of $28,000,000.

“Permitted Debt” has the meaning set forth in Section 4.09.

“Permitted Holders” means Controlling Shareholders and their respective estate, spouse, siblings, ancestors and lineal descendants, the legal representatives of any of the foregoing and the trustees of any bona fide trusts of which the foregoing are the sole beneficiaries or the grantors, or any Person of which the foregoing “beneficially owns” (as defined in Rule 13d-3 under the Exchange Act), individually or collectively with any of the foregoing, at least 78.8% of the total voting power of the Voting Stock of such Person.

“Permitted Investment” means any Investment by the Company or any of its Subsidiaries in:

(a)

the Company or any of its Subsidiaries engaged in a Related Business;

(b)

a Person, if such Investment is approved by the Holders of at least a majority in aggregate principal amount of the Notes then outstanding;

(c)

cash and Cash Equivalents;

(d)

receivables owing to the Company or one of its Subsidiaries, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or such Subsidiary deems reasonable under the circumstances;

(e)

payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses under GAAP and that are made in the ordinary course of business;

(f)

stock, obligations or other securities received in settlement of debts created in the ordinary course of business and owing to the Company or one of its Subsidiaries or in satisfaction of judgments;

(g)

any Person to the extent such Investment represents the non-cash portion of the consideration received in connection with any disposition of Property not constituting an Asset Sale;

(h)

Investments (whether or not funded with proceeds of the Notes) made for Fair Market Value that are in compliance with Section 4.23;

(i)

Hedging Obligations by the Company that are otherwise permitted to be incurred under this Indenture, and which were entered into for financial management of interest rates,

foreign currency exchange rates or commodity prices and are directly related to transactions entered into by such Person in the ordinary course of its business, and not for speculative purposes; and

(j)

Investments in an aggregate amount not to exceed $1 million per year.

“Permitted Liens” means:

(a)

Liens in favor of the Company;

(b)

Liens securing, or created for the benefit of securing, the Notes;

(c)

Liens to secure Debt permitted to be Incurred under clause (b) of the second paragraph of Section 4.09 and other obligations thereunder, provided that any such Lien is limited to the accounts receivable and inventory of any PRC Subsidiary;

(d)

Liens for taxes, assessments or governmental charges or levies on the Property of the Company or any of its Subsidiaries if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision that shall be required in conformity with GAAP shall have been made therefor;

(e)

Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens and other similar Liens, on the Property of the Company or any of its Subsidiaries arising in the ordinary course of business and securing payment of obligations that are not more than 60 days past due or are being contested in good faith and by appropriate proceedings;

(f)

Liens on the Property of the Company or any of its Subsidiaries Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature and Incurred in a manner consistent with industry practice, in each case which are not Incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of Property and which do not in the aggregate impair in any material respect the use of Property in the operation of the business of the Company and its Subsidiaries taken as a whole;

(g)

Liens on Property at the time the Company or any of its Subsidiaries acquired such Property, including any acquisition by means of a merger or consolidation with or into the Company or any of its Subsidiaries; provided, however, that any such Lien may not extend to any other Property of the Company or any of its Subsidiaries; provided further, however, that such Liens shall not have been Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Property was acquired by the Company or any of its Subsidiaries;

(h)

Liens on the Property of a Person at the time such Person becomes a Subsidiary of the Company; provided, however, that any such Lien may not extend to any other Property of the Company or any other of its Subsidiaries that is not a direct Subsidiary of such Person; provided further, however, that any such Lien was not Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Person became a Subsidiary of the Company;

(i)

pledges or deposits by the Company or any of its Subsidiaries under workers’ compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which the Company or any of its Subsidiaries is party, or deposits to secure public or statutory obligations of the Company, or deposits for the payment of rent, in each case Incurred in the ordinary course of business;

(j)

utility easements, building restrictions and such other encumbrances or charges against real Property as are of a nature generally existing with respect to properties of a similar character;

(k)

Liens existing on the Issue Date not otherwise described in clauses (a) through (j) above;

(l)

Liens on the Property of the Company or any of its Subsidiaries to secure any Refinancing, in whole or in part, of any Debt secured by Liens referred to in clause (g), (h) or (k) above; provided, however, that any such Lien shall be limited to all or part of the same Property that secured the original Lien (together with improvements and accessions to such Property), and the aggregate principal amount of Debt (and other obligations thereunder) that is secured by such Lien shall not be increased to an amount greater than the sum of:

(1)

the outstanding principal amount, or, if greater, the committed amount, of the Debt (and other obligations thereunder) secured by Liens described under clause (g), (h) or (k) above, as the case may be, at the time the original Lien became a Permitted Lien under this Indenture, and

(2)

an amount necessary to pay any fees and expenses, including premiums and defeasance costs, incurred by the Company or such Subsidiary in connection with such Refinancing; and

 (m)

Liens arising from the rendering of a final judgment, order or decree against the Company that does not give rise to an Event of Default.

“Person” means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“PRC” means the People’s Republic of China, exclusive of Taiwan, Macau and Hong Kong.

“PRC Subsidiary” means any of Inner Mongolia Wulatehou Banner Qianzhen Mine-Processing Co., Ltd., Inner Mongolia Xiangzhen Mining Industry Group Co., Ltd., Xinjiang Wuqia Tianzhen Mining Industry Co., Ltd., Wulatehouqi Qingshan Colored Metal Developing Company Limited, Xinjiang Bu Er Jin County Xing Zhen Mining Company, and Qinghai Menyuan County Huizhen Mining Co., Ltd., each incorporated under the laws of the PRC.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same Debt as that evidenced by such particular Note; and any Note authenticated and delivered under Section 2.07 in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same Debt as the lost, destroyed or stolen Note.

“Preferred Stock” means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of any other class of Capital Stock issued by such Person.

“Preferred Stock Dividends” means all dividends with respect to Preferred Stock of the Company’s Subsidiaries held by Persons other than the Company or one of its Wholly Owned Subsidiaries. The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Preferred Stock.

“Principal”, “Principal Amount” or “principal amount” of a Note on any date means the Accreted Principal Amount of such Note on such date.

 “Principal Accretion” means with respect to any Note as of any day, the accretion of 5% per annum, calculated on a semi-annual basis using a 360-day year comprised of twelve 30 day months.  For the avoidance of doubt, the Principal Accretion does not include the interest on the Notes payable semi-annually.

“pro forma” means, with respect to any calculation made or required to be made pursuant to the terms hereof, a calculation performed in accordance with Article 11 of Regulation S-X, as interpreted in good faith by the Board of Directors after consultation with the independent certified public accountants of the Company, or otherwise a calculation made in good faith by the Board of Directors after consultation with the independent certified public accountants of the Company, as the case may be.

“Property” means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including intellectual property rights and Capital Stock in, and other securities of, any other Person.  For purposes of any calculation required pursuant to this Indenture, the value of any Property shall be its Fair Market Value.

“Public Listing” means listing of the Common Shares on the New York Stock Exchange (“NYSE”), the National Association of Securities Dealers Automated Quotation National Market (“NASDAQ”) or the American Stock Exchange (“AMEX”).

“Refinance” means, in respect of any Debt, to refinance, extend, renew, refund or Repay (in whole or in part), or to issue other Debt, in exchange or replacement for (in whole or in part), such Debt.  “Refinanced” and “Refinancing” shall have correlative meanings.

“Regular Record Date” for the interest payable on any Interest Payment Date means the applicable date specified as a “Record Date” on the face of the Note.

“Related Business” means the business of exploration, mining, development, smelting and processing of fluorite, zinc, lead, copper and other non-ferrous and precious metals.

“Repay” means, in respect of any Debt, to repay, prepay, repurchase, redeem, legally defease or otherwise retire such Debt. “Repayment” and “Repaid” shall have correlative meanings.

 “Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Department of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Restricted Payment” means:

(a)

any dividend or distribution (whether made in cash, securities or other Property) declared or paid on or with respect to any shares of Capital Stock of the Company or any of its Subsidiaries (including any payment in connection with any merger or consolidation with or into the Company or any of its Subsidiaries), except for any dividend or distribution that is made solely to the Company or any of its Subsidiaries (and, if such Subsidiary is not a Wholly Owned Subsidiary, to the other shareholders of such Subsidiary on a pro rata basis or on a basis that results in the receipt by the Company or any of its Subsidiaries of dividends or distributions of greater value than it would receive on a pro rata basis) or any dividend or distribution payable solely in shares of Capital Stock (other than Disqualified Stock) of the Company;

(b)

the purchase, repurchase, redemption, acquisition or retirement for value of any Capital Stock of the Company or any of its Subsidiaries (other than from the Company or any of its Subsidiaries) or any securities exchangeable for or convertible into any such Capital Stock, including the exercise of any option to exchange any Capital Stock (other than for or into Capital Stock of the Company that is not Disqualified Stock or with respect to the Notes);

(c)

the purchase, repurchase, redemption, acquisition or retirement for value, prior to the date for any scheduled maturity, sinking fund or amortization or other installment payment, of any Subordinated Obligation (other than the purchase, repurchase or other acquisition of any Subordinated Obligation purchased in anticipation of satisfying a scheduled maturity, sinking fund or amortization or other installment obligation, in each case due within one year of the date of acquisition); or

(d)

any Investment (other than Permitted Investments) in any Person.

Under no circumstances shall any payment required or authorized by this Indenture or the Notes be deemed to be a Restricted Payment, nor shall any obligation or payment required by the terms of any contract or agreement binding on the Company or its Subsidiaries as of the date of this Indenture be deemed to be a Restricted Payment.

“S&P” means Standard & Poor’s Ratings Services or any successor to the rating agency business thereof.

“Sale and Leaseback Transaction” means any direct or indirect arrangement relating to Property now owned or hereafter acquired whereby the Company or any of its Subsidiaries transfers such Property to another Person and the Company or any of its Subsidiaries leases it from such Person.

“Secured Party” is defined in Section 10.01.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Documents” means that certain Share Pledge Agreement dated the date hereof in favor of the Collateral Agent for the ratable benefit of the Holders, whenever incurred, and also for the benefit of the present and future Holders of all other Note Obligations and any document perfecting such security interests, and any one or more security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust or other grants or transfers for security executed and delivered by the Company, the Controlling Shareholders, or any other Obligor creating a Lien upon property owned or to be acquired by the Company or such other Obligor in favor of the Collateral Agent for the benefit of the Holders, whenever incurred, and also for the benefit of the present and future Holders of all other Note Obligations and any document perfecting such security interests pursuant to the terms of Article X hereof.

“Share Pledge Agreement” means the Share Pledge Agreement dated as of the date hereof entered into by and among the Controlling Shareholders, as pledgors, and The Bank of New York, a New York banking corporation, as the Collateral Agent, and Citadel in connection with the Notes.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

“Subordinated Obligation” means any Debt of the Company (whether outstanding on the Issue Date or thereafter Incurred) that is subordinate or junior in right of payment to the Notes pursuant to a written agreement to that effect.

“Subsidiary” means, in respect of any Person, any corporation, company (including any limited liability company), association, partnership, joint venture or other business entity of which at least a majority of the total voting power of the Voting Stock is at the time owned or controlled, directly or indirectly, by:

(a)

such Person,

(b)

such Person and one or more Subsidiaries of such Person, or

(c)

one or more Subsidiaries of such Person.

“Surviving Person” means the surviving Person formed by a merger, consolidation or amalgamation and, for purposes of Section 5.01, a Person to whom all or substantially all of the Property of the Company is sold, transferred, assigned, leased, conveyed or otherwise disposed.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“U.S. Government Securities” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America are pledged and which are not callable or redeemable at the issuer’s option.

“Voting Stock” of any Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

“VWAP” means , for any security as of any date, (i) the dollar-weighted average price for such security on the principal United States securities exchange on which such security is traded during the period beginning at 9:30 a.m. (New York time) (or such other time as such exchange publicly announces is the official open of trading), and ending at 4:00 p.m. (New York time) (or such other time as such exchange publicly announces is the official close of trading) as reported by Bloomberg Financial Markets (or any successor thereto, “Bloomberg”) through its “Volume at Price” functions and ignoring any block trade (which for purposes of this definition means any transfer of more than 100,000 shares (subject to adjustment to reflect stock dividends, stock splits, stock combinations or other similar transactions after the date of this Indenture) of such security pursuant to an individual transaction), or, (ii) if the foregoing does not apply, the dollar-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m. (New York time) (or such other time as such exchange publicly announces is the official open of trading), and ending at 4:00 p.m. (New York time) (or such other time as such exchange publicly announces is the official close of trading) as reported by Bloomberg and ignoring any block trade (which for purposes of this definition means any transfer of more than 100,000 shares (subject to adjustment to reflect stock dividends, stock splits, stock combinations or other similar transactions after the date of this Indenture) of such security pursuant to an individual transaction), or if no dollar-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by the National Quotation Bureau, Inc.  If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Holders of at least a majority in aggregate principal amount of the Notes then outstanding.

“Wholly Owned Subsidiary” means, at any time, a Subsidiary all the Voting Stock of which is at such time owned, directly or indirectly, by the Company and its other Wholly Owned Subsidiaries.

Section 1.02.

Other Definitions.

Defined in

Term

Section

“Acceleration Notice”

6.02

“Affiliate Transaction”

4.14

“Authentication Order”

2.02

“Benefited Party”

9.01

“Change of Control Offer”

4.17

“Constituent Person

9.07

“Conversion Agent”

2.03

“Conversion Date”

9.02

“Conversion Notice”

9.02

“Conversion Period”

9.01

“Conversion Price”

9.01

“Conversion Right”

9.01

“Conversion Shares”

9.01

“Current Market Price Per Common Share”

9.03

“Employee Plan”

4.18

“Event of Default”

6.01

“losses”

7.07

“Market Price”

9.03

“Offer Amount”

3.09

“Offer Period”

3.09

“Offer to Purchase”

3.09

“non-electing share”

9.07

“Paying Agent”

2.03

“Payor”

4.05

“Purchase Date”

3.09

“Purchase Price”

3.09

“Reference Price”

9.01

“Registrar”

2.03

“Relevant Taxing Jurisdiction”

4.05

“Repurchase Date”

3.10

“Repurchase Notice”

3.10

“Security Register”

2.03

“Taxes”

4.05

“Trading Day”

9.03

Section 1.03.

Rules of Construction.

Unless the context otherwise requires:

(a)

a term has the meaning assigned to it;

(b)

an accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP;

(c)

“or” is not exclusive;

(d)

words in the singular include the plural, and in the plural include the singular;

(e)

all references in this Indenture to “Articles,” “Sections” and other subdivisions are to the designated Articles, Sections and subdivisions of this Indenture as originally executed;

(f)

the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

(g)

“including” means “including without limitation;”

(h)

provisions apply to successive events and transactions; and

(i)

references to sections of or rules under the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time thereunder.

ARTICLE II

THE NOTES

Section 2.01.

Form and Dating.

(a)

General.  The Notes and the Trustee’s certificate of authentication shall be substantially in the form included in Exhibit A hereto, which is hereby incorporated in and expressly made part of this Indenture.  The Notes may have notations, legends or endorsements required by law, exchange rule or usage in addition to those set forth on Exhibit A.  Each Note shall be dated the date of its authentication.  The Notes shall be in denominations of $1,000 and integral multiples thereof.  The terms and provisions contained in the Notes shall constitute a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  To the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)

Form of Notes.  Notes shall be issued initially in global form and shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend and the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Each Global Note shall represent such aggregate principal amount of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions and transfers of interests therein.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Registrar, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c)

Book-Entry Provisions.  This Section 2.01(c) shall apply only to Global Notes deposited with the Trustee, as custodian for the Common Depositary.  Participants in Euroclear or Clearstream shall have no rights under this Indenture or any Global Note with respect to any Global Note held on their behalf by the Common Depositary or by the Trustee as custodian for the Common Depositary, and the Common Depositary shall be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Common Depositary or impair, as between the Common Depositary and its participants, the Applicable Procedures or the operation of customary practices of the Common Depositary governing the exercise of the rights of a Holder of a beneficial interest in any Global Note.

(d)

Euroclear and Clearstream Procedures Applicable.  The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in Global Notes that are held by participants through Euroclear or Clearstream.

(e)

Definitive Notes.  The Company shall exchange Global Notes for Definitive Notes if: (1) at any time either Euroclear or Clearstream or any alternative clearing agency on behalf of which the Notes evidenced by the Global Note may be held is closed for business for a continuous period of 14 days (other than reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so, and, in either case, the Company shall not have appointed a successor Common Depositary within 90 days after the Company receives such notice or becomes aware of such ineligibility, or (2) upon written request of a Holder or the Trustee if a Default or Event of Default shall have occurred and be continuing.

Upon the occurrence of any of the events set forth in clauses (1) or (2) above, the Company shall execute, and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver, Definitive Notes, in authorized denominations, in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Notes.

Upon the exchange of a Global Note for Definitive Notes, such Global Note shall be cancelled by the Trustee or an agent of the Company or the Trustee.  Definitive Notes issued in exchange for a Global Note pursuant to this Section 2.01 shall be registered in such names and in such authorized denominations as the Common Depositary, pursuant to instructions from its participants or its Applicable Procedures, shall instruct the Trustee or an agent of the Company or the Trustee in writing.  The Trustee or such agent shall deliver such Definitive Notes to or as directed by the Persons in whose names such Definitive Notes are so registered or to the Common Depositary.

Section 2.02.

Execution and Authentication.

(a)

The Notes shall be executed on behalf of the Company by manual or facsimile signature by the president or a vice president and the secretary, and sealed with a corporate seal.

(b)

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated by the Trustee, the Note shall nevertheless be valid.

(c)

A Note shall not be valid until authenticated by the manual signature of the Trustee.  The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

(d)

The Trustee shall, upon a written order of the Company signed by two Officers (an “Authentication Order”), authenticate (i) one Global Note evidencing the Notes for issuance on the Issue Date in the aggregate principal amount not to exceed $28,000,000 and (ii) any other Notes that have been executed by the Company in order to effect any registration of transfer or exchange in accordance with the provisions of Section 2.06.

(e)

The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Notes.  Unless otherwise provided in such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent shall have the same rights as the Trustee to deal with Holders, the Company or an Affiliate of the Company.

Section 2.03.

Registrar, Paying Agent and Conversion Agent.

(a)

The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”) or for conversion (“Conversion Agent”).  The Registrar shall keep a register (the “Security Register”) of the Notes and of their transfer and exchange or conversion. The Company shall maintain the services of a duly-appointed Conversion Agent. The Company may appoint one or more co-registrars, one or more additional paying agents and conversion agents.  The term “Registrar” includes any co-registrar, the term “Paying Agent” includes any additional paying agent and the term “Conversion Agent” includes any additional conversion agents.  The Company may change any Paying Agent, Conversion Agent or Registrar without notice to any Holder.  The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture.  If the Company fails to appoint or maintain another entity as Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such.  The Company or any of its Subsidiaries may act as Paying or Conversion Agent or Registrar.

(b)

The Company initially appoints The Bank of New York, a New York banking corporation, to act as Common Depositary with respect to the Global Notes.

(c)

The Company initially appoints the Trustee to act as Registrar, Paying Agent and Conversion Agent and to act as Custodian with respect to the Global Notes, and the Trustee hereby agrees so to initially act.

Section 2.04.

Paying Agent to Hold Money in Trust.

The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and shall notify the Trustee of any default by the Company in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all funds held by it relating to the Notes to the Trustee.  The Company at any time may require a Paying Agent to pay all funds held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for such funds.  If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all funds held by it as Paying Agent.  Upon any Event of Default under Sections 6.01(h) and (i) hereof relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05.

Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders.  If the Trustee is not the Registrar, the Company shall furnish or cause to be furnished to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date or such shorter time as the Trustee may allow, as the Trustee may reasonably require of the names and addresses of the Holders.

Section 2.06.

Transfer and Exchange.

(a)

As provided herein, interests in Global Note will be exchanged for Definitive Notes. Each Global Note shall be deposited with the Common Depositary, which shall hold such Global Note in safe custody for the account of Euroclear and/or Clearstream and instruct Euroclear or Clearstream or both of them, as the case may be, to credit the principal amounts of the Notes represented by such Global Note to the Holder’s distribution account with Euroclear or Clearstream. Each relevant Global Note shall be exchangeable for an interest, equal to the aggregate principal amount of such Global Note being exchanged, for Definitive Notes in the same principal amount, upon request of Euroclear or Clearstream to the Registrar, but only upon delivery by Euroclear or Clearstream, acting on behalf of the beneficial owners of such interests, to the Registrar at its principal office in New York, of certificates substantially in the form of Exhibit C hereto. The delivery to the Registrar of any certificate in the form referred to above may be relied upon by the Company, the Trustee and the Registrar as conclusive evidence that related certificates have been delivered to Euroclear or Clearstream as contemplated by the terms of this Section 2.06.

(b)

In accordance with the terms of a Global Note and this Indenture, the Registrar shall deliver at the cost of the Company, upon not less than 45 days’ notice to the Registrar by Euroclear or Clearstream, the relevant Definitive Notes in exchange for interests in such Global Note. For this purpose, the Registrar is authorized and it shall (A) authenticate each such Definitive Note and (B) deliver each such Definitive Note to or to the order of Euroclear or Clearstream, in exchange for interests in such Global Note. The Registrar shall promptly notify the Company upon receipt of a request for issue of Definitive Notes the aggregate principal amount of the relevant Global Note to be exchanged in connection therewith. The Company undertakes to deliver to, or to the order of, the Registrar sufficient numbers of duly executed Definitive Notes to enable the Registrar to comply with its obligations under this Section 2.06(b). Such exchange shall be made free of charge to the Holder and the beneficial owners of the relevant Global Note and to the Holders of the Definitive Notes issued in exchange as provided above, except that a Person receiving Definitive Notes must bear the cost of insurance, postage, transportation and the like in the event that such Person does not receive such Definitive Notes in person at the offices of a Registrar. Notwithstanding the above, interests in a Global Note shall be exchangeable in whole (but not in part) at the cost of the Company for Definitive Notes under the conditions described in Section 2.01(e).

(c)

Upon any exchange of an interest in a Global Note for Definitive Notes, the relevant Global Note shall be endorsed by the Trustee or the Registrar to reflect the reduction of its principal amount by the aggregate principal amount so exchanged. Until exchanged in full, the Holder of any interest in any Global Note shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes authenticated and delivered hereunder. Once exchanged in full, a Global Note shall be canceled and disposed of by the Trustee in accordance with its customary procedures and a certificate of disposition will be sent to the Company.

(d)

The Trustee or the Registrar shall cause all Global Notes and Definitive Notes delivered to it and held by it hereunder to be maintained in safe custody in accordance with this Section 2.06.

(e)

The Security Register shall be in written form in the English language and shall include a record of the certificate number of each Note that has been issued, and shall show the amount of such Notes, the date of issue, all subsequent transfers and changes in ownership in respect thereof and the names, tax identifying numbers (if relevant to a specific Holder), addresses of the Holders of the Notes and any payment instructions with respect thereto (if different from a Holder’s registered address).

(f)

The Registrar shall at all reasonable times during office hours make the Security Register with respect to Notes available to the Trustee, the Paying Agent, the Conversion Agent, the Company and the Holders of such Notes or any person authorized by the Company in writing for inspection and for taking of copies thereof or extracts therefrom, and at the expense of the Company, the Registrar shall deliver to such persons all lists of Holders of such Notes, their addresses, amounts of such holdings and other details as they may request.

(g)

The Registrar shall handle all requests for the registration of transfer of Notes and receive certificates for the Notes deposited with the transfer agent for transfer or exchange, and in doing so, shall ensure that every Note presented or surrendered for registration of transfer or exchange (if so required by the Company, the Trustee, the Paying Agent, the Conversion Agent or the Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer (in form satisfactory to the Company and the Registrar) duly executed by the Holder thereof or by such Holder’s attorney duly authorized in writing.

(h)

Until the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), any certificate evidencing such Note (and all securities issued in exchange therefor or substitution thereof, other than Common Shares, if any, issued upon conversion thereof, which shall bear the legend set forth in Exhibit B, if applicable) shall bear a legend set forth in Exhibit A, unless such Note has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or pursuant to Rule 144 under the Securities Act or any similar provision then in force, or unless otherwise agreed by the Company in writing, with written notice thereof to the Trustee.

(i)

Any stock certificate representing Common Shares issued upon conversion of such Note shall bear a legend substantially in the form of Exhibit B.

(j)

The Trustee and the Registrar shall be entitled to treat a telephone, telex or facsimile communication from a person purporting to be (and who the Trustee or the Registrar believe in good faith to be) the authorized representative of the Company, named in a list furnished to the Trustee and the Registrar from time to time, as sufficient instructions and authority of the Company for the Trustee and the Registrar to act in accordance with this Section 2.06.

(k)

Title to the Notes shall pass by delivery. However, title to Notes issued in the form of Global Notes held through Euroclear and Clearstream shall be transferable only in accordance with the rules and procedures of Euroclear and Clearstream, as appropriate.

Section 2.07.

Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Company, and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate a replacement Note.  If required by the Trustee or the Company, the Holder of such Note shall provide indemnity that is sufficient, in the judgment of the Trustee or the Company, to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer in connection with such replacement.  If required by the Company, such Holder shall reimburse the Company for its reasonable expenses in connection with such replacement.

Every replacement Note issued in accordance with this Section 2.07 shall be the valid obligation of the Company, evidencing the same debt as the destroyed, lost or stolen Note, and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08.

Outstanding Notes.

(a)

The Notes outstanding at any time shall be the entire principal amount of Notes represented by all of the Global Notes and Definitive Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those subject to reductions in beneficial interests effected by the Trustee in accordance with Section 2.06 hereof, and those described in this Section 2.08 as not outstanding.  Except as set forth in Section 2.09 hereof, a Note shall not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

(b)

If a Note is replaced pursuant to Section 2.07 hereof, it shall cease to be outstanding.

(c)

If the principal amount of any Note is considered paid under Section 4.01 hereof, it shall cease to be outstanding and interest on it shall cease to accrue.

Section 2.09.

Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Affiliate of the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned shall be so disregarded.

Section 2.10.

Temporary Notes.

Until certificates representing Notes are ready for delivery, the Company may prepare and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate temporary Notes.  Such temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee.  Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Global Notes or Definitive Notes in exchange for temporary Notes, as applicable.  After preparation of Definitive Notes, the temporary Note will be exchangeable for Definitive Notes upon surrender of the temporary Notes.

Holders of temporary Notes shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.11.

Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation.  The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  Upon sole direction of the Company, the Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirements of the Exchange Act or other applicable laws) unless by written order, signed by two Officers of the Company, the Company directs them to be returned to it.  Certification of the destruction of all cancelled Notes shall be delivered to the Company only upon written request.  The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12.

Payment of Interest; Defaulted Interest.

If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related Interest Payment Date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related Interest Payment Date and the amount of such interest to be paid.

Section 2.13.

CUSIP/ISIN Numbers.

The Company in issuing the Notes may use “CUSIP/ISIN” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP/ISIN” numbers in notices of redemption or Offers to Purchase as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption or notice of an Offer to Purchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or Offer to Purchase shall not be affected by any defect in or omission of such numbers.  The Company shall promptly notify the Trustee in writing of any change in the “CUSIP/ISIN” numbers.

Section 2.14.

Record Date.

The record date for purposes of determining the identity of Holders of Notes entitled to vote or consent to any action by vote or consent or permitted under this Indenture shall be 15 days prior to the date of such vote, consent or action.

ARTICLE III

REDEMPTION AND PREPAYMENT

Section 3.01.

Notices to Trustee.

If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 45 days but not more than 60 days before a redemption date (or such shorter period as allowed by the Trustee), an Officers’ Certificate setting forth (a) the applicable section of this Indenture pursuant to which the redemption shall occur, (b) the redemption date, (c) the principal amount of such Notes to be redeemed and (d) the redemption price.

Section 3.02.

Selection of Notes to Be Redeemed.

If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee deems fair and appropriate.  In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes of such maturity not previously called for redemption.

The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed.  Notes and portions of Notes selected shall be in amounts of $1,000 or integral multiples thereof; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not an integral multiple of $1,000, shall be redeemed.  Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03.

Notice of Redemption.

At least 30 days but not more than 60 days prior to a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at such Holder’s registered address appearing in the Security Register, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a satisfaction and discharge pursuant to Article XI hereof.

The notice shall identify the Notes to be redeemed and shall state:

(a)

the Conversion Price;

(b)

the redemption date;

(c)

the redemption price;

(d)

if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, if applicable, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

(e)

the name and address of the Paying Agent and Conversion Agent;

(f)

that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(g)

that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(h)

the applicable section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(i)

that no representation is made as to the correctness of the ISIN number, if any, listed in such notice or printed on the Notes.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days (or such shorter period allowed by the Trustee), prior to the redemption date, an Officers’ Certificate requesting that the Trustee give such notice (in the name and at the expense of the Company) and setting forth the information to be stated in such notice as provided in this Section 3.03.

Section 3.04.

Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption shall become irrevocably due and payable on the redemption date at the redemption price except for Notes which are converted in accordance with the terms of this Indenture. A notice of redemption may not be conditional.

Section 3.05.

Deposit of Redemption Price.

On or prior to 10:00 a.m. New York time on the Business Day prior to any redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and, if applicable, accrued and unpaid interest on all Notes to be redeemed on that date.  The Trustee or the Paying Agent shall promptly, and in any event within two (2) Business Days after the redemption date, return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest, if any, on, all Notes to be redeemed.

If a Note is redeemed on or after a Regular Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest, if any, shall be paid to the Person in whose name such Note was registered at the close of business on such Regular Record Date.  If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06.

Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07.

Optional Redemption.

(a)

The Notes shall not be redeemable at the option of the Company prior to December 27, 2009. Starting on that date, the Company may redeem all (but not less than all) of the Notes, after giving the notice required pursuant to Section 3.03 hereof.  The Notes may be redeemed at 110% of the then Accreted Principal Amount, plus accrued and unpaid interest to but excluding the redemption date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date).

Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(b)

Any prepayment pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08.

[Reserved].

Section 3.09.

Offer To Purchase.

(a)

In the event that, pursuant to Section 4.17 hereof, the Company shall be required to commence a Change of Control Offer (each, an “Offer to Purchase”), it shall follow the procedures specified below.

(b)

The Company shall cause a notice of the Offer to Purchase to be sent at least once to the Dow Jones News Service or similar business news service.

(c)

The Company shall commence the Offer to Purchase by sending, by first-class mail, with a copy to the Trustee, to each Holder at such Holder’s address appearing in the Security Register, a notice the terms of which shall govern the Offer to Purchase stating:

(i)

that the Offer to Purchase is being made pursuant to this Section 3.09 and Section 4.17 and that a Change of Control has occurred, the circumstances and relevant facts regarding the Change of Control and that a Change of Control Offer is being made pursuant to Section 4.17;

(ii)

the maximum principal amount of Notes required to be purchased pursuant to Section 4.17 (the “Offer Amount”), the purchase price set forth in Section 4.17 (the “Purchase Price”), the Offer Period and the Purchase Date (each as defined below);

(iii)

except as provided in clause (ix), that all Notes timely tendered and not withdrawn shall be accepted for payment;

(iv)

that any Note not tendered or accepted for payment shall continue to accrue interest;

(v)

that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest after the Purchase Date;

(vi)

that Holders electing to have a Note purchased pursuant to an Offer to Purchase may elect to have Notes purchased in integral multiples of $1,000 only;

(vii)

that Holders electing to have a Note purchased pursuant to any Offer to Purchase shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Repurchase or Purchase” on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, the Common Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice before the close of business on the third Business Day before the Purchase Date;

(viii)

that Holders shall be entitled to withdraw their election if the Company, the Common Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note (or portions thereof) the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(ix)

that Holders whose Notes were purchased in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer); and

(x)

any other procedures the Holders must follow in order to tender their Notes (or portions thereof) for payment and the procedures that Holders must follow in order to withdraw an election to tender Notes (or portions thereof) for payment.

(d)

The Offer to Purchase shall remain open for a period of at least 30 days but no more than 60 days following its commencement, except to the extent that a longer period is required by applicable law (the “Offer Period”).  No later than five (5) Business Days (and in any event no later than the 60th day following the Change of Control) after the termination of the Offer Period (the “Purchase Date”), the Company shall purchase the Offer Amount or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Offer to Purchase.  Payment for any Notes so purchased shall be made in the same manner as interest payments are made.  Subject to applicable laws, the Company shall publicly announce the results of the Offer to Purchase on the Purchase Date.

(e)

On or prior to the Purchase Date, the Company shall, to the extent lawful:

(i)

accept for payment, the Offer Amount of Notes or portions of Notes properly tendered and not withdrawn pursuant to the Offer to Purchase, or if less than the Offer Amount has been tendered, all Notes tendered;

(ii)

deposit with the Paying Agent funds in an amount equal to the Purchase Price in respect of all Notes or portions of Notes properly tendered; and

(iii)

deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company and that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09.

(f)

The Paying Agent (or the Company, if acting as the Paying Agent) shall promptly (but not later than 60 days from the date of the Change of Control) deliver to each tendering Holder the Purchase Price.  In the event that any portion of the Notes surrendered is not purchased by the Company, the Company shall promptly execute and issue a new Note in a principal amount equal to such unpurchased portion of the Note surrendered, and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver (or cause to be transferred by book-entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered; provided, however, that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof.   Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.

(g)

If the Purchase Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such Regular Record Date, and no further interest shall be payable to Holders who tender Notes pursuant to the Offer to Purchase.

(h)

The Company shall comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the Offer to Purchase.  To the extent that the provisions of any securities laws or regulations conflict with Section 4.17, this Section 3.09 or other provisions of this Indenture, the Company shall comply with applicable securities laws and regulations and shall not be deemed to have breached its obligations under Section 4.17, this Section 3.09 or such other provision by virtue of such compliance.

(i)

Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made in accordance with the provisions of Section 3.01 through 3.06 hereof.

Section 3.10.

Repurchase of Notes by the Company at the Option of the Holder.

Unless the Company has elected to redeem all of the Notes in accordance with Section 3.07, the Notes shall be purchased by the Company at the option of any Holder thereof at any time on or after December 27, 2009 at a date designated by such Holder (the “Repurchase Date”), for cash, at a repurchase price of 100.0% of the Accreted Principal Amount, plus any accrued and unpaid Interest to, but excluding, the Repurchase Date; provided that no Notes may be repurchased by the Company pursuant to this Section 3.10 if the principal amount of any Notes has been accelerated and such acceleration has not been rescinded on or prior to the Repurchase Date.  Repurchases of Notes under this Section 3.10 shall be made, at the option of the Holder thereof, upon:

(a)

delivery to the Trustee (or other Paying Agent appointed by the Company) by a Holder of a duly completed notice (the “Repurchase Notice”) in the form set forth on the reverse of the Note during the period beginning at any time from the opening of business on the date that is 20 Business Days prior to the Repurchase Date until the close of business on the date that is 10 Business Days prior to the Repurchase Date; and

(b)

delivery or book entry transfer of such Notes to the Trustee (or other Paying Agent appointed by the Company) at any time after delivery of the Repurchase Notice (together with all necessary endorsements) at the Corporate Trust Office of the Trustee or any other office of the Trustee (or other Paying Agent appointed by the Company) in the Borough of Manhattan as provided in Section 4.02, such delivery being a condition to receipt by the Holder of the repurchase price therefor; provided that such repurchase price shall be so paid pursuant to this Section 3.10 only if the Note so delivered to the Trustee (or other Paying Agent appointed by the Company) shall conform in all respects to the description thereof in the related Repurchase Notice.

The Company shall purchase from the Holder thereof, pursuant to this Section 3.10, a portion of a Note, only if the principal amount of such portion is $1,000 or a whole multiple of $1,000.  Provisions of this Indenture that apply to the purchase of all of a Note also apply to the purchase of such portion of such Note.

Any purchase by the Company contemplated pursuant to the provisions of this Section 3.10 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Repurchase Date and the time of the book entry transfer or delivery of the Note.

Notwithstanding anything herein to the contrary, any Holder delivering to the Trustee (or other Paying Agent appointed by the Company) a Repurchase Notice contemplated by this Section 3.10 shall have the right to withdraw such Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Repurchase Date by delivery of a written notice of withdrawal to the Trustee (or other Paying Agent appointed by the Company) in accordance with Section 3.11.  The Company is not obligated under this Section 3.10 to repurchase Notes listed in such written notice of withdrawal.

The Trustee (or other Paying Agent appointed by the Company) shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

Section 3.11.

Effect of Repurchase Notice.

Upon receipt by the Trustee (or other Paying Agent appointed by the Company) of the Repurchase Notice specified in Section 3.10, the Holder of the Note in respect of which such Repurchase Notice was given shall (unless such Repurchase Notice is validly withdrawn) thereafter be entitled to receive solely the repurchase price with respect to such Note.  Such repurchase price shall be paid to such Holder, subject to receipt of funds or Notes by the Trustee (or other Paying Agent appointed by the Company), promptly following the later of (x) the Repurchase Date with respect to such Note (provided the Holder has satisfied the conditions in Section 3.10) and (y) the time of delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by Section 3.10.

A Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the Corporate Trust Office of the Trustee (or other Paying Agent appointed by the Company) in accordance with the Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Repurchase Date, specifying:

(a)

the certificate number, if any, of the Note in respect of which such notice of withdrawal is being submitted, or the appropriate Common Depositary information if the Note in respect of which such notice of withdrawal is being submitted is represented by a Global Note,

(b)

the principal amount of the Note with respect to which such notice of withdrawal is being submitted, and

(c)

the principal amount, if any, of such Note which remains subject to the original Repurchase Notice and which has been or will be delivered for repurchase by the Company.

Section 3.12.

Deposit of Repurchase Price.

(a)

Prior to 10:00 a.m. (New York City time) on the Business Day prior to the Repurchase Date, the Company shall deposit with the Trustee (or other Paying Agent appointed by the Company) or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 4.01, an amount of cash (in immediately available funds if deposited on such Business Day), sufficient to pay the aggregate repurchase price of all the Notes or portions thereof that are to be purchased as of the Repurchase Date.

(b)

If the Trustee or other Paying Agent appointed by the Company, or the Company or a Subsidiary or Affiliate of either of them, if such entity is acting as the Paying Agent, holds cash sufficient to pay the aggregate repurchase price of all such Notes, or portions thereof that are to be repurchased as of the Repurchase Date, on or after the Repurchase Date (i) such Notes will cease to be outstanding, (ii) interest on such Notes will cease to accrue, and (iii) all other rights of the Holders of such Notes will terminate, whether or not book entry transfer of such Notes has been made or such Notes have been delivered to the Trustee or Paying Agent, other than the right to receive the repurchase price upon delivery of such Notes.

Section 3.13.

Notes Repurchased in Part.

Upon presentation of any Note repurchased pursuant to Section 3.10 only in part, the Company shall execute and the Trustee shall authenticate and make available for delivery to the Holder thereof, at the expense of the Company, a new Note or Notes, of any authorized denomination, in aggregate principal amount equal to the unrepurchased portion of the Notes presented.

Section 3.14.

Repayment to the Company.

The Trustee (or other Paying Agent appointed by the Company) shall return to the Company any cash or money that remains unclaimed as provided in Section 11.03, together with interest, if any, thereon, held by them for the payment of the repurchase price pursuant to Section 3.10; provided that to the extent that the aggregate amount of cash or money deposited by the Company pursuant to Section 3.12 exceeds the aggregate repurchase price of the Notes or portions thereof which the Company is obligated to purchase as of the Repurchase Date, then, unless otherwise agreed in writing with the Company, promptly after the Business Day following the Repurchase Date, the Trustee shall return any such excess to the Company together with interest, if any, thereon.

ARTICLE IV

COVENANTS

Section 4.01.

Payment of Notes.

The Company shall pay or cause to be paid the principal of, premium, if any, and interest on, the Notes on the dates and in the manner provided in this Indenture and the Notes.

The Notes will bear interest from and including the Issue Date in the following manner:

(a)

at the rate of 6.75% per annum of the Original Principal Amount of the Notes, from and including the Issue Date to but excluding November 15, 2007; and

(b)

 (i) if the Public Listing has occurred on or prior to November 15, 2007 and if the Company maintains such listing, at the rate of 6.75% per annum of the Original Principal Amount of the Notes, from and including November 15, 2007; (ii) if the Public Listing occurred after November 15, 2007 and if the Company maintains such listing, at the rate of 8.50% per annum of the Original Principal Amount of the Notes, from and including the date of the Public Listing; and (iii) if the Public Listing has not occurred on or before November 15, 2007 or if the Company is not at that time currently maintaining such listing, at the rate of 10.50% per annum of the Original Principal Amount of the Notes, from and including November 15, 2007, provided that at any such time as the Public Listing is achieved, the provisions of clause (ii) shall apply.

The Company shall pay Liquidated Damages upon the occurrence of any events, in the amounts and at the times specified in the definition of “Liquidated Damages” in Section 1.01 hereof. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. New York Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.  Such Paying Agent shall return to the Company promptly, and in any event, no later than five (5) Business Days following the date of payment, any money (including accrued interest) that exceeds such amount of principal, premium, if any, and interest paid on the Notes.  If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the immediately next Business Day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 4% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods), from time to time on demand at the same rate to the extent lawful.

Interest shall be computed on the basis of a 360-day year of twelve 30-day months for the actual number of days elapsed.

Unless previously redeemed or converted or purchased and cancelled, the Company shall redeem the Notes at the Accreted Principal Amount on the Maturity Date.

Section 4.02.

Maintenance of Office or Agency.

(a)

The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer, exchange, purchase, redemption or conversion and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.  The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

(b)

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes.  The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c)

The Company hereby designates the Corporate Trust Office of the Trustee, as one such office, drop facility or agency of the Company in accordance with Section 2.03 hereof.

Section 4.03.

Reports.

(a)

Whether or not required by the Commission’s rules and regulations, so long as any of the Notes remain outstanding, the Company shall file with the Trustee and furnish to the Holders (provided that such requirement to file and furnish shall be deemed satisfied in case of documents described below that are publicly available) within the time periods specified in the Commission’s rules and regulations:

(i)

all quarterly and annual reports that would be required to be filed with the Commission on Forms 10-QSB and 10-KSB if the Company were required to file such reports (or Forms 10-Q and 10-K if the Company is not eligible to file Forms 10-QSB or 10-KSB, as the case may be); and

(ii)

all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

All such reports shall be prepared in all material respects in accordance with all of the rules and regulations of the Commission applicable to such reports. Each annual report on Form 10-KSB (or 10-K, as the case may be) shall include a report on the Company’s consolidated financial statements by a firm of independent certified accountants identified in Section 4.20. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee shall be entitled to rely exclusively on Officers’ Certificates).

(b)

So long as any of the Notes remains outstanding, the Company will provide to the Trustee (i) within 90 days after the close of each fiscal year, an Officers’ Certificate stating the Fixed Charge Coverage Ratio and the Leverage Ratio with respect to the four most recent quarterly periods and showing in reasonable detail the calculation of the Fixed Charge Coverage Ratio and the Leverage Ratio, including the arithmetic computations of each component of the Fixed Charge Coverage Ratio and the Leverage Ratio; and (ii) as

soon as possible and in any event within 14 days after the Company becomes aware of the occurrence of a Default, an Officers’ Certificate setting forth the details of the Default, and the action that the Company proposes to take with respect thereto.

(c)

For as long as any Notes or the Conversion Shares are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, during any period in which the Company is neither subject to Section 13 or 15(d) of the Exchange Act, nor exempt from reporting pursuant to Rule 12g3-2(b) thereunder, the Company shall supply (i) to any Holder or beneficial owner of a Note or Conversion Share or (ii) upon their request to a prospective purchaser of a Note or Conversion Share or beneficial interest therein designated by such Holder or owner, the information specified in, and meeting the requirements of Rule 144A(d)(4) under the Securities Act.

Section 4.04.

Compliance Certificate.

The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year or 20 days after the reasonable request therefor from the Trustee, an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company and its Subsidiaries have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company and its Subsidiaries have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, premium, if any, or interest on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

Section 4.05.

Taxes.

(a)

The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments and governmental levies, except such as are being contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

(b)

All payments that the Company makes under or with respect to the Notes shall be made free and clear of, and without withholding or deduction for or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charges (including, without limitation, penalties, interest and other similar liabilities related thereto) of whatever nature, other than any (a) income or franchise taxes imposed on (or measured by) the Registered Holder’s (or any assignee’s) net income by the United States of America, or by the jurisdiction under the laws of which the registered Holder (or any assignee) is organized or in which its principal office is located or, in the case of the registered Holder (or any assignee), in which its applicable lending office is located and (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the registered Holder (or any assignee) is located (collectively, “Taxes”), imposed or levied by or on behalf of any jurisdiction in which the Company or any surviving Person (each, a “Payor”) is incorporated, organized or otherwise considered by a taxing authority to be resident for tax purposes or from or through which any of the foregoing makes any payment on the Notes or by or within any department or political subdivision thereof (each, a “Relevant Taxing Jurisdiction”), unless the Payor is required to withhold or deduct Taxes by law or by the interpretation or administration of law.  If the Payor is required to withhold or deduct any amount for, or on account of, Taxes of a Relevant Taxing Jurisdiction from any payment under the Note, the Payor will pay to each Holder of a Note such additional amounts as may be necessary in order that the net amount paid to such Holder will be not less than the amount specified in such Note to which such Holder is entitled.

The Company shall pay any present or future stamp, court or documentary taxes, or any other excise or property taxes, charges or similar levies which arise in any jurisdiction from the execution, delivery or registration of the Notes or any other document or instrument referred to therein, or the receipt of any payments with respect to the Notes, excluding any such taxes, charges or similar levies imposed by any jurisdiction that is not a

Relevant Taxing Jurisdiction (other than those resulting from, or required to be paid in connection with, the enforcement of the Notes or any other such document or instrument following the occurrence of any Event of Default).

The foregoing obligations shall survive any termination, defeasance or discharge of the Notes and will apply mutatis mutandis to any jurisdiction in which any successor Person to a Payor is organized or any political subdivision or taxing authority or agency thereof or therein.

Section 4.06.

Stay, Extension and Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07.

Corporate Existence.

Subject to Article V hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Subsidiary, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes, or that such preservation is not necessary in connection with any transaction not prohibited by this Indenture.

Section 4.08.

Payments for Consent.

The Company shall not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.09.

Incurrence of Additional Debt.

The Company shall not, and shall not permit any Subsidiary to, Incur, directly or indirectly, any Debt unless such Debt is Permitted Debt.

The term “Permitted Debt” is defined to include the following:

(a)

Debt Incurred solely for the purposes of redeeming the Notes after the exercise of any redemption or repurchase option by a Holder if such Debt is subordinated to the remaining outstanding Notes;

(b)

Extensions or renewals of Debt outstanding at the date of this Indenture, provided that such extensions or renewals are on more favorable or substantially similar terms (other than with respect to maturity) as currently in effect;

(c)

Debt of a PRC Subsidiary under Credit Facilities, provided that the aggregate principal amount of all such Debt under Credit Facilities at any one time outstanding shall not exceed an aggregate of $2.0 million (or its equivalent in another currency; provided that the amount of Debt so Incurred shall not be deemed to exceed such amount as a result of changes in foreign currency exchange rates), subject to an increase approved by the Holders of at least a majority in aggregate principal amount of the Notes then outstanding;

(d)

Other Debt not to exceed an aggregate of $1.0 million (or its equivalent in another currency, provided that the amount of Debt so Incurred shall not be deemed to exceed such amount as a result of changes in foreign currency exchange rates);

(e)

any Guarantee by the Company or any of its Subsidiaries of any Debt permitted to be Incurred pursuant to clause (b) above; and

(f)

any other Debt approved by the Holders of at least a majority in aggregate principal amount of the Notes then outstanding.

Section 4.10.

Limitation on Restricted Payments.

The Company shall not make, and shall not permit any Subsidiary to make, directly or indirectly, any Restricted Payment.

Section 4.11.

Limitation on Liens.

The Company shall not, and shall not permit any Subsidiary to, directly or indirectly, Incur or suffer to exist, any Lien (other than Permitted Liens) upon any of its Property (including Capital Stock of a Subsidiary), whether owned at the Issue Date or thereafter acquired, or any interest therein or any income or profits therefrom, unless it has made or will make effective provision whereby the Notes will be secured by such Lien equally and ratably with (or, if such other Debt constitutes Subordinated Debt, prior to) all other Debt of the Company or any of its Subsidiaries secured by such Lien for so long as such other Debt is secured by such Lien.

Section 4.12.

Limitation on Asset Sales.

The Company shall not, and shall not permit any Subsidiary to, directly or indirectly, consummate any Asset Sale if the Fair Market Value of all Asset Sales in the calendar year of such proposed Asset Sale would exceed $1.0 million, unless approved by the Holders of at least a majority in aggregate principal amount of the Notes then outstanding.

Section 4.13.

Limitation on Restrictions on Distributions from Subsidiaries.

Unless approved by the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, the Company shall not, and shall not permit any Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist any consensual restriction on the right of any Subsidiary to:

(a)

pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock owned by, or pay any Debt or other obligation owed to, the Company or any other Subsidiary,

(b)

make any loans or advances to the Company or any other Subsidiary, or

(c)

sell, lease or transfer any of its Property to the Company or any other Subsidiary.

Section 4.14.

Limitations on Transactions with Affiliates.

Unless approved by the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, the Company shall not, and shall not permit any Subsidiary to, directly or indirectly, conduct any business or enter into any transaction or series of transactions (including the purchase, sale, transfer, assignment, lease, conveyance or exchange of any Property or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (except for any Permitted Investment with Affiliates) (an “Affiliate Transaction”), unless:

(a)

the terms of such Affiliate Transaction are:

(i)

set forth in writing, and

(ii)

no less favorable to the Company or such Subsidiary, as the case may be, than those that could be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate of the Company,

(b)

if such Affiliate Transaction involves aggregate payments or value in excess of $500,000, the Board of Directors (including a majority of the disinterested members of the Board of Directors) approves such Affiliate Transaction and, in its good faith judgment, believes that such Affiliate Transaction complies with clause (a)(ii) of this paragraph and if fair to the Company or such Subsidiary, as the case may be, as evidenced by a Board Resolution promptly delivered to the Trustee, and

(c)

if such Affiliate Transaction involves aggregate payments or value in excess of $1.0 million, the Company obtains a written opinion from an Independent Financial Advisor to the effect that the consideration to be paid or received in connection with such Affiliate Transaction is fair, from a financial point of view, to the Company or such Subsidiary, as the case may be.

Section 4.15.

Limitation on Issuance or Sale of Capital Stock of Subsidiaries.

The Company shall not:

(a)

sell, pledge, hypothecate or otherwise dispose of any shares of Capital Stock of a Subsidiary, or

(b)

permit any Subsidiary to, directly or indirectly, issue or sell or otherwise dispose of any shares of its Capital Stock,

other than, in the case of either (a) or (b):

(i)

to the Company or a Wholly Owned Subsidiary, or

(ii)

with the approval by the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, a disposition of 100% of the shares of Capital Stock of such Subsidiary; provided, however, that, in the case of this clause (iii), such disposition is effected in compliance with Section 4.12.

Section 4.16.

Maintenance of Consolidated Tangible Net Worth.

The Company shall not, on the Issue Date (after giving effect to the issuance of the Notes) or at the end of any Fiscal Quarter thereafter, permit its Consolidated Tangible Net Worth to be less than the Consolidated Tangible Net Worth Threshold. The “Consolidated Tangible Net Worth Threshold” shall be equal to $20 million from the Issue Date until the first annual anniversary thereof, and at each annual anniversary of the Issue Date shall increase by an amount equal to $10 million.

Section 4.17.

Repurchase at the Option of Holders Upon a Change of Control.

(a)

Upon the occurrence of a Change of Control, the Company shall, within 7 days thereafter notify the Trustee and the Holders of such Change of Control, and within 30 days of a Change of Control, make an offer (the “Change of Control Offer”) pursuant to the procedures set forth in Section 3.09.  Each Holder shall have the right to accept such offer and require the Company to repurchase all or any part of such Holder’s Notes pursuant to the Change of Control Offer at a purchase price, in cash, equal to 104.0% of the then Accreted Principal Amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased, to the Purchase Date.

(b)

The Company shall not make a Change of Control Offer following a Change of Control if notice of redemption has been given for all outstanding Notes pursuant to Section 3.07 unless and until there is a default in payment of the applicable redemption price.

(c)

Upon a Change in Control and to the extent the shares of the acquiring party is publicly listed on the NYSE, NASDAQ or AMEX, unless approved by Holders of at least a majority in aggregate principal amount of the Notes then outstanding, Holders will also have the option to be redeemed in shares of such acquiring party at a consideration equal to 103.5% of the then Accreted Principal Amount using a 3.5% discount to the historical 30-day VWAP-pricing period of such acquiring party’s shares.

Section 4.18.

Other Covenants.

Unless approved by Holders of at least a majority in aggregate principal amount of the Notes then outstanding, the Company shall not, and shall cause its Subsidiaries not to,

(a)

cause to change the number of directors or the composition or structure of the board of directors (except as contemplated herein) or any board committees or establish any board committees except as required by law or by NASDAQ, the NYSE or the AMEX, as applicable;

(b)

except for the Conversion Shares, cause to authorize, create (by way of reclassification or otherwise) or issue or sell any securities of the Company or any Subsidiary (including without limitation any and all shares of capital stock, securities convertible into, or exchangeable or exercisable for, such shares, and options, warrants or other rights to acquire such shares and any securities that represent the right to receive any of the foregoing);

(c)

cause to amend, repeal or alter the articles of incorporation; or

(d)

appoint, remove or change the independent public accountants of the Company or any of its Subsidiaries except in accordance with Section 4.20.

Section 4.19.

Limitation on Company’s Business.

Unless approved by Holders of at least a majority in aggregate principal amount of the Notes then outstanding, the Company shall not, and the Company shall not permit any Subsidiary to, directly or indirectly, engage in any business other than a Related Business.

Section 4.20.

Engage Qualified Auditing Firm.

(a)

The Company shall, no later than April 1, 2007, appoint any one of the following accounting firms as auditor of the Company and its Subsidiaries, and shall cause this auditor to audit the Company’s consolidated annual financial statements for the fiscal year beginning January 1, 2007 and perform interim reviews of the Company’s consolidated quarterly financial statements, all in accordance with Regulation S-X:  PricewaterhouseCoopers, Deloitte Touche Tohmatsu, Ernst & Young, KPMG, BDO International, Grant Thornton International, RSM International, Baker Tilly International, Horwath International, Moores Rowland International, Moss Adams, J.H. Cohn, Crowe Chizek and Co. LLC, Plante & Moran PLLC or BKD LLP.

(b)

The Company shall, for any fiscal year beginning on or after January 1, 2008, engage any one of the accounting firms set forth in paragraph (a) above as the primary auditor of the Company and its Subsidiaries and shall cause such auditor to audit the Company's consolidated annual financial statements and perform interim reviews of the Company's consolidated quarterly financial statements, all in accordance with Regulation S-X.

Section 4.21.

[Reserved].

Section 4.22.

[Reserved].

Section 4.23.

Use of Proceeds.

The Company will not use the net proceeds from the sale of the Notes, in any amount, for any purpose other than towards: Capital Expenditures of $8.75 million for Xingzhen Mining, $5.90 million for Xiangzhen mining plant, $4.80 million for Xiangzhen processing plant, and $1.31 million for Huizhen Mining; and repayment of aggregate of $10.2 million plus accrued interest under the Bridge Notes; and pending the application of all of such net proceeds in such manner, to invest the portion of such net proceeds not yet so applied in Cash Equivalents.

Section 4.24.

Maintenance of Insurance.

The Company shall, and shall cause its Subsidiaries to, maintain insurance policies covering such risks, in such amounts and with such terms as are generally carried in all material respects by similar companies engaged in a similar business to the Related Business in the PRC.

Section 4.25.

Listing of the Company’s Common Stock.

The Company shall make such filings, registrations or qualifications and take all other necessary action and will use its best efforts to obtain such consents, approvals and authorizations, if any, and satisfy all conditions that the NASDAQ, AMEX or NYSE may impose on listing Common Shares and shall use its best efforts to obtain such listing by no later than November 15, 2007 and maintain such listing continuously thereafter.

Section 4.26.

Government Approvals and Licenses; Compliance with Law.

The Company shall, and shall cause its Subsidiaries to, (a) obtain and maintain in full force and effect all governmental approvals, authorizations, consents, permits, concessions and licenses as are necessary to engage in a Related Business, (b) preserve and maintain good and valid title to its properties and assets (including land-use rights) free and clear of any Liens other than Permitted Liens and (c) comply with all laws, regulations, orders, judgments and decrees of any governmental body, except to the extent that failure so to obtain, maintain, preserve and comply would reasonably be expected to have a material adverse effect on (1) the business, results of operations or prospects of the Company and its Subsidiaries taken as a whole or (2) the ability of the Company to perform its obligations under the Notes or this Indenture.

Section 4.27.

Appointment of Senior Financial Officer.

(a)

On or before the 145th day following the Issue Date, the Company shall appoint a chief financial officer or a senior investor relations professional on a full-time basis with the Company, which officer shall be knowledgeable with respect to the capital markets in the United States, shall have had prior experience in a similar professional capacity with another U.S. publicly listed company and shall be proficient in the English language.  Such appointment requires the prior written approval of the Holders of at least a majority of the Notes then outstanding, which approval shall not be unreasonably withheld.

(b)

If there occurs any vacancy in the position set forth in paragraph (a) above, the Company shall fill it within 145 days from the occurrence of such vacancy with a person that meets the qualifications and the requirements set forth in paragraph (a) above.

Section 4.28.

Minimum Fixed Charge Coverage Ratio and Leverage Ratio.

The Company shall maintain:

(a)

a Fixed Charge Coverage Ratio, as determined as of the last day of each Fiscal Quarter, for the four Fiscal Quarters ending on such day, of at least seven (7) to one (1), and

(b)

a Leverage Ratio, as determined as of the last day of each Fiscal Quarter, for the four Fiscal Quarters ending on such day, of two (2) or lower;

provided, however, that with respect to each Fiscal Quarters prior to September 30, 2007, the foregoing ratios shall be determined based on the Fiscal Quarters completed since September 15, 2006 (which shall be annualized by multiplying by four (4), two (2) or four-thirds (4/3), as applicable).

Section 4.29.

Ranking.

The Notes and all other obligations of the Company under this Indenture are and at all times shall remain direct and unsecured obligations of the Company ranking pari passu in right and priority of payment without any preference or priority among themselves and at least equally with all other present and future unsecured Debt (actual or contingent) of the Company (except as otherwise required by law).

ARTICLE V

SUCCESSORS

Section 5.01.

Merger, Consolidation and Sale of Assets.

The Company shall not merge, consolidate or amalgamate with or into any other Person (other than a merger of a Wholly Owned Subsidiary into the Company) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of its Property in any one transaction or series of transactions unless:

(a)

the Company shall be the Surviving Person in such merger, consolidation or amalgamation, or the Surviving Person (if other than the Company) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

(b)

the Surviving Person (if other than the Company) expressly assumes, by supplemental indenture in form satisfactory to the Trustee, in its reasonable judgment, executed and delivered to the Trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, all the Notes, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be performed by the Company;

(c)

in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all the Property of the Company, such Property shall have been transferred as an entirety or virtually as an entirety to one Person or a group of related persons;

(d)

immediately after giving effect to such transaction on a pro forma basis, the Company or Surviving Person, as the case may be, shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction;

(e)

immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating, for purposes of this clause (v), any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person or any Subsidiary of the Company as a result of such transaction or series of transactions as having been Incurred by the Surviving Person or such Subsidiary at the time of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing; and

(f)

the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance satisfactory to the Trustee, in its reasonable judgment, an Officers’ Certificate and an Opinion of Counsel, each stating that such transaction or series of transactions and the supplemental indenture, if any, in respect thereto comply with this covenant and that all conditions precedent herein provided for relating to such transaction or series of transactions have been satisfied.

Section 5.02.

Successor Corporation Substituted.

The Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of the Company under this Indenture; provided, however, that the predecessor entity shall not be released from any of the obligations or covenants under this Indenture, including with respect to the payment of the Notes and the Conversion Rights, in the case of:

(a)

a sale, transfer, assignment, conveyance or other disposition (unless such sale, transfer, assignment, conveyance or other disposition is of all or substantially all of the assets of the Company, taken as a whole to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of the Company), or

(b)

a lease.

ARTICLE VI

DEFAULTS AND REMEDIES

Section 6.01.

Events of Default.

Each of the following constitutes an “Event of Default” with respect to the Notes:

(a)

failure to make the payment of any interest on such Notes when the same becomes due and payable, and such failure continues for a period of five (5) days;

(b)

failure to make the payment of any principal of, or premium, if any, on, any of such Notes when the same becomes due and payable at its Stated Maturity, upon acceleration, redemption, optional redemption, required repurchase or otherwise, including payment of Liquidated Damages pursuant to Section 4.01;

(c)

failure to comply with Section 5.01;

(d)

failure to comply with any other covenant or agreement in such Notes or in this Indenture (other than a failure that is the subject of the foregoing clause (a), (b) or (c), and other than the failure to comply with Section 4.18, 4.20, 4.25 or 4.27, for which payment of Liquidated Damages is provided for hereunder and is governed by Section 4.01), and such failure continues for 14 days after written notice is given to the Company by the Trustee or the Holders of not less than 25% in aggregate principal amount of such Notes then outstanding specifying the default, demanding that it be remedied and stating that such notice is a “Notice of Default;”

(e)

a default under any Debt by the Company or any Subsidiary that results in acceleration of the maturity of such Debt, or failure to pay any such Debt when due, in an aggregate amount greater than $3.0 million or its foreign currency equivalent at the time;

(f)

any judgment or judgments for the payment of money in an aggregate amount in excess of $3.0 million (or its foreign currency equivalent at the time) that shall be rendered against the Company or any Subsidiary and that shall not be waived, satisfied or discharged for any period of 20 consecutive days during which a stay of enforcement shall not be in effect;

(g)

the Company or any of its Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

(1)

commences a voluntary case or gives notice of intention to make a proposal under any Bankruptcy Law;

(2)

consents to the entry of an order for relief against it in an involuntary case or consents to its dissolution or winding up;

(3)

consents to the appointment of a receiver, interim receiver, receiver and manager, liquidator, trustee or custodian of it or for all or substantially all of its property;

(4)

makes a general assignment for the benefit of its creditors; or

(5)

admits in writing its inability to pay its debts as they become due or otherwise admits its insolvency; and

(h)

a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(1)

is for relief against the Company or any of its Subsidiaries, in an involuntary case; or

(2)

appoints a receiver, interim receiver, receiver and manager, liquidator, trustee or custodian of the Company or any of its Subsidiaries, or for all or substantially all of the property of the Company or any of its Subsidiaries; or

(3)

orders the liquidation of the Company or any of its Subsidiaries;

and such order or decree remains unstayed and in effect for 60 consecutive days.

Section 6.02.

Acceleration.

If any Event of Default (other than those of the type described in Section 6.01(g) or (h), or resulting from a breach of Section 4.18, 4.20, 4.25 or 4.27) occurs and is continuing, the Trustee may, and the Trustee upon the request of Holders of 25% in principal amount of the outstanding Notes shall, or the Holders of at least 25% in principal amount of outstanding Notes may, declare the principal of all such Notes, together with all accrued and unpaid interest, premium, if any, to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that such notice is a notice of acceleration (the “Acceleration Notice”), and the same shall become immediately due and payable.

The Holders of a majority in principal amount of the then outstanding Notes by notice to the Trustee may rescind such acceleration and its consequences if (i) the rescission would not conflict with any judgment or decree, (ii) all Events of Default, other than the nonpayment of accelerated principal of, premium, if any, and interest on Notes, have been cured or waived as provided in this Indenture and (iii) all sums paid or advanced by the Trustee and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel have been paid in full.  No such rescission shall affect any subsequent Default or impair any right consequent thereto.

In the case of an Event of Default specified in Section 6.01(g) or (h) hereof, all outstanding Notes shall become due and payable immediately without any further declaration or other act on the part of the Trustee or the Holders.  Holders may not enforce this Indenture or the Notes except as provided in this Indenture.

If (i) the Company has elected to redeem the Notes pursuant to Section 3.07 hereof and (ii) subsequent to the delivery of the notice of redemption with respect thereto, an Event of Default has occurred by reason of any willful action or inaction taken or not taken by the Company or on the Company’s behalf with the intention or effect of avoiding payment of the premium that the Company would have been required to pay pursuant to the redemption election, the Company shall nonetheless be obligated to pay such premium immediately (to the extent permitted by law) upon the acceleration of the Notes, to the same extent as if the Event of Default had not intervened in the redemption.

Section 6.03.

Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of such Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies shall be cumulative to the extent permitted by law.

Section 6.04.

Waiver of Defaults.

Subject to Section 6.02, the Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes, waive any existing Default or Event of Default, and its consequences, except a continuing Default or Event of Default (i) in the payment of the principal of, premium, if any, or interest, on the Notes and (ii) in respect of a covenant or provision which under this Indenture cannot be modified or amended without the consent of the Holder of each Note affected by such modification or amendment.  In the event of any Event of Default specified in clause (e) of Section 6.01, such Event of Default and all consequences of that Event of Default, including without limitation any acceleration or resulting payment default, shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders of the Notes, if within 60 days after the Event of Default arose:

(a)

the Debt that is the basis for the Event of Default has been discharged;

(b)

the holders of such Debt have rescinded or waived the acceleration, notice or action, as the case may be, giving rise to the Event of Default; or

(c)

if the default that is the basis for such Event of Default has been cured.

Upon any waiver of a Default or Event of Default, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed cured for every purpose of this Indenture but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.05.

Control by Majority.

Subject to Section 7.01, Section 7.02(f) (including the Trustee’s receipt of the security or indemnification described therein) and Section 7.07 hereof, in case an Event of Default shall occur and be continuing, the Holders of at least a majority in aggregate principal amount of the Notes then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to such Notes. Notwithstanding any provision to the contrary in this Indenture, the Trustee shall not be obligated to take any action with respect to the provisions of the last paragraph of Section 6.02 unless directed to do so pursuant to this Section 6.05.

Section 6.06.

Limitation on Suits.

No Holder shall have any right to institute any proceeding with respect to this Indenture, or for the appointment of a receiver or trustee, or for any remedy thereunder, unless:

(a)

such Holder has previously given to the Trustee written notice of a continuing Event of Default with respect to Notes of the maturity held by such Holder or the Trustee receives the notice from the Company,

(b)

Holders of at least 25% in aggregate principal amount of the Notes then outstanding of that maturity have made written request and offered reasonable indemnity to the Trustee to institute such proceeding as trustee, and

(c)

the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Notes then outstanding a direction inconsistent with such request and shall have failed to institute such proceeding within 10 days.

The preceding limitations shall not apply to a suit instituted by a Holder for enforcement of payment of principal of, and premium, if any, or interest on, a Note on or after the respective due dates for such payments set forth in such Note.

A Holder may not use this Indenture to affect, disturb or prejudice the rights of another Holder of  Notes or to obtain a preference or priority over another Holder of Notes.

Section 6.07.

Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture (including Section 6.06), the right of any Holder to receive payment of principal, premium, if any, and interest on the Notes held by such Holder, on or after the respective due dates expressed in the Notes (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08.

Collection Suit by Trustee.

If an Event of Default specified in Section 6.01 (g) or (h) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest then due and owing (together with interest on overdue principal and, to the extent lawful, interest) and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09.

Trustee May File Proofs of Claim.

The Trustee shall be authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07  hereof.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, moneys, securities and any other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.

Priorities.

If the Trustee collects any money pursuant to this Article VI, it shall pay out the money in the following order:

First:  to the Trustee, its agents and counsel for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second:  to Holders of the Notes with respect to which such money has been collected, for amounts due and unpaid on such Notes for principal, premium, if any, and interest ratably, without preference or priority of any kind as to Notes of that maturity, according to the amounts due and payable on such Notes for principal, premium, if any, and interest, respectively; and

Third:  to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11.

Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 shall not apply to a suit by the Trustee, a suit by the Company, a suit by a Holder pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

ARTICLE VII

TRUSTEE

Section 7.01.

Duties of Trustee.

(a)

If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b)

Except during the continuance of an Event of Default:

(A)

the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(B)

in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)

The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(A)

this paragraph does not limit the effect of paragraph (b) of this Section;

(B)

the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(C)

the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d)

Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e)

No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability.  The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, including, without limitation, the provisions of Section 6.05, unless such Holder shall have offered to the Trustee security and indemnity reasonably satisfactory to it against any loss, liability or expense.

(f)

The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02.

Rights of Trustee.

(a)

The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in any such document.

(b)

Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.  The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)

The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(d)

Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(e)

The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee from the Company or the Holders of 25% in aggregate principal amount of the outstanding Notes, and such notice references the specific Default or Event of Default, the Notes and this Indenture.

(f)

The Trustee shall not be required to give any bond or surety in respect of the performance of its power and duties hereunder.

(g)

The Trustee shall have no duty to inquire as to the performance of the Company’s covenants herein.

(h)

The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

(i)

The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity or enforceability of any Collateral or any arrangement or agreement between the Company and any Person with respect thereto, or the perfection or priority of any security interest created in any of the Collateral or maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Collateral following an Event of Default.

(j)

The permissive rights of the Trustee enumerated herein shall not be construed as duties.

(k)

The rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

(l)

The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

Section 7.03.

Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee or resign.  Any Agent may do the same with like rights and duties.  The Trustee shall also be subject to Section 7.10 hereof.

Section 7.04.

Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05.

Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.

Section 7.06.

Reports by Trustee to Holders.

Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders a brief report dated as of such reporting date with respect to any of the following events which may have occurred within the previous 12 months (but if no such event has occurred such date, no report need be transmitted).

(a)

the character and amount of any disbursements made by it, as the Trustee under this Indenture, which remain unpaid on the date of such report, and for the reimbursement of which it claims or may claim a lien or charge, prior to that of Notes, on property or funds held or collected by it as the Trustee under this Indenture, if such disbursements so remaining unpaid aggregate more than one-half of 1 per centum of the principal amount of the Notes outstanding on such date;

(b)

any release, or release and substitution, of property subject to the Lien under the Security Documents (and the consideration therefor, if any) which it has not previously reported; and

(c)

any action taken by it in the performance of its duties under this Indenture which it has not previously reported and which in its opinion materially affects the Notes, except action in respect of a default, notice of which has been or is to be withheld by it in accordance with this Indenture.

A copy of each report at the time of its mailing to the Holders shall be mailed to the Company.  The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange and any delisting thereof.

Section 7.07.

Compensation and Indemnity.

The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services.  Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Company shall indemnify the Trustee (in its capacity as Trustee) or any predecessor Trustee (in its capacity as Trustee) against any and all losses, claims, damages, penalties, fines, liabilities or expenses, including incidental and out-of-pocket expenses and reasonable attorneys fees (for purposes of this Article, “losses”) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent such losses may be attributable to its negligence or bad faith.  The Trustee shall notify the Company promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations under this Section 7.07, to the extent the Company has been prejudiced thereby.  The Company shall defend the claim, and the Trustee shall cooperate in the defense.  The Trustee may have separate counsel if the Trustee has been reasonably advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the Company and in the reasonable judgment of such counsel it is advisable for the Trustee to engage separate counsel, and the Company shall pay the reasonable fees and expenses of such counsel.  The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.  The Company need not reimburse any expense or indemnify against any loss incurred by the Trustee through the Trustee’s own willful misconduct, gross negligence or bad faith.

The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture, the resignation or removal of the Trustee and payment in full of the Notes through the expiration of the applicable statute of limitations.

To secure the Company’s payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal, premium, if any, and interest on particular Notes.  Such Lien shall survive the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(h) or (i) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08.

Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

The Trustee may resign in writing at any time upon 30 days’ prior notice to the Company and be discharged from the trust hereby created by so notifying the Company.  The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing.  The Company may remove the Trustee if:

(a)

the Trustee fails to comply with Section 7.10 hereof;

(b)

the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c)

a custodian or public officer takes charge of the Trustee or its property; or

(d)

the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Holders.  Subject to the Lien provided for in Section 7.07 hereof, the retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided, however, that all sums owing to the Trustee hereunder shall have been paid.  Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

In the case of an appointment hereunder of a separate or successor Trustee with respect to the Notes, the Company, any retiring Trustee and each successor or separate Trustee with respect to the Notes shall execute and deliver an Indenture supplemental hereto (1) which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of any retiring Trustee with respect to the Notes as to which any such retiring Trustee is not retiring shall continue to be vested in such retiring Trustee and (2) that shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustee co-trustees of the same trust and that each such separate, retiring or successor Trustee shall be Trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any such other Trustee.

Section 7.09.

Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking association, the successor corporation or banking association without any further act shall, if such successor corporation or banking association is otherwise eligible hereunder, be the successor Trustee.

Section 7.10.

Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a Person organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million (or a wholly owned subsidiary of a bank or trust company, or of a bank holding company, the principal subsidiary of which is a bank or trust company having a combined capital and surplus of at least $50.0 million) as set forth in its most recent published annual report of condition.

ARTICLE VIII

AMENDMENT, SUPPLEMENT AND WAIVER

Section 8.01.

Without Consent of Holders of Notes.

Notwithstanding Section 8.02 of this Indenture, the Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder to:

(a)

cure any ambiguity, omission, defect or inconsistency;

(b)

provide for the assumption by a Surviving Person of the obligations of the Company under this Indenture;

(c)

add additional obligors with respect to the Notes as permitted by the terms of this Indenture;

(d)

provide additional collateral security for such Notes;

(e)

add to the covenants of the Company for the benefit of the Holders of such Notes or to surrender any right or power conferred upon the Company; or

(f)

make any other change that does not adversely affect the legal rights hereunder of any such Holder.

Section 8.02.

With Consent of Holders of Notes.

Except as provided below in this Section 8.02, the Company and the Trustee may amend or supplement this Indenture and the Notes with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes), and, subject to Sections 6.04 and 6.07, any existing Default or Event of Default (except a continuing Default or Event of Default (i) in the payment of principal, premium, if any, or interest on the Notes and (ii) in respect of a covenant or provision which under this Indenture cannot be modified or amended without the consent of the Holder of each Note affected by such modification or amendment as set forth below) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding voting as a single class (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes and without regard to whether the amended, supplemented or waived provision of the Indenture or the Notes, as applicable, shall specify that it may be amended, supplemented or waived with the approval of such Holders).

Without the consent of each Holder, an amendment or waiver under this Section 8.02 may not (with respect to any Notes held by a non-consenting Holder):

(a)

reduce the amount of such Notes whose Holders must consent to an amendment or waiver;

(b)

reduce the rate of, or extend the time for payment of, interest, if any, on, any Note;

(c)

reduce the principal of, or extend the Stated Maturity of, any Note;

(d)

make any Note payable in money other than that stated in the Note;

(e)

impair the right of any Holder to receive payment of principal of, premium, if any, and interest, if any, on, such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(f)

subordinate the Notes or any Guarantee to any other obligation of the Company;

(g)

release any security interest that may have been granted in favor of the Holders other than pursuant to the terms of such security interest;

(h)

reduce the premium payable as Liquidated Damages or upon the redemption of any Note or change the time at which any Note may be redeemed, as described under Section 3.07; or

(i)

reduce the premium payable upon a Change of Control or, at any time after a Change of Control has occurred, change the time at which the Change of Control Offer relating thereto must be made or at which the Notes must be repurchased pursuant to such Change of Control Offer.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any supplemental indenture.  If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 120 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

It shall not be necessary for the consent of the Holders under this Section 8.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 8.02 becomes effective, the Company shall mail to the Holder of each Note affected thereby to such Holder’s address appearing in the Security Register a notice briefly describing the amendment, supplement or waiver.  Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

Section 8.03.

Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion thereof that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder or subsequent Holder may revoke the consent as to its Note or portion thereof if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective.  An amendment, supplement or waiver shall become effective in accordance with its terms and thereafter shall bind every Holder.

Section 8.04.

Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Company in exchange for all Notes may issue and, upon receipt of an

Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 8.05.

Trustee to Sign Amendments, etc.

The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article VIII if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  The Company may not sign an amendment or supplemental indenture until its board of directors approves it.  In executing any amended or supplemental indenture or any amendment or supplement to the Notes, the Trustee shall be entitled to receive, in addition to the documents required by Section 12.03, and (subject to Section 7.01 hereof) shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such amended or supplemental indenture is the legal, valid and binding obligations of the Company enforceable against it in accordance with its terms, subject to customary exceptions and that such amended or supplemental indenture complies with the provisions hereof.

ARTICLE IX

CONVERSION

Section 9.01.

Conversion Right and Conversion Price.

 (a)

Conversion Period.  Subject to the terms set forth in this Indenture and the Notes, each Holder of Notes has the right (the “Conversion Right”) to convert any Note into Common Shares.  Subject to, and upon compliance with, the provisions of this Article, the Conversion Right in respect of any outstanding Note (or any portion thereof being $1,000 in principal amount or an integral multiple thereof) may be exercised, at the option of the Holder, at any time on or after the Issue Date and prior to the close of business (at the place where such Note is deposited for conversion) on the Maturity Date, or if such Note shall have been called for redemption prior to such date pursuant to Section 3.07, then up to the close of business (at the place aforesaid) on the date not later than five Business Days prior to the date fixed for redemption thereof (the “Conversion Period”); provided, however, that any Note as to which a Repurchase Notice is deposited pursuant to Section 3.10 will cease to be convertible from the time of deposit of such Repurchase Notice.

(b)

Conversion Ratio.  Upon exercise of a Conversion Right by a Holder, the number of common shares to be issued on conversion (the “Conversion Shares”) will be determined by dividing the Original Principal Amount of the Note to be converted by the Conversion Price in effect on the Conversion Date and, subject to the provisions of paragraph (c) of this Section 9.01, rounding the resulting number down to the nearest whole number of Conversion Shares; provided that notwithstanding anything to the contrary herein, in no event shall the number of Conversion Shares issuable upon conversion of all the outstanding Notes exceed 49.9% of all outstanding Common Shares upon the conversion of all of the outstanding Notes. The initial number of Conversion Shares issuable upon conversion of a Note per $1,000 of Original Principal Amount thereof shall equal 312, subject to adjustment.

(c)

Fractions of Conversion, Common Shares.  If more than one Note shall be deposited for conversion at any one time by the same Holder and with the same Conversion Agent, and the Conversion Shares to be issued on such conversion are to be issued to the same person, the number of Conversion Shares to be issued upon conversion thereof will be calculated on the basis of the aggregate principal amount of the Notes to be converted. Fractions of Conversion Shares will not be issued on conversion (fractions being rounded down to the nearest whole number of Conversion Shares) and the Company will upon conversion of Notes pay in cash a sum equal to such portion of the Original Principal Amount of the Notes converted that corresponds to any fractional Conversion Shares not delivered as aforesaid if such sum exceeds $10.00 or its equivalent.

(d)

Conversion Price.  The price at which Notes may be converted into Conversion Shares (the “Conversion Price”) shall initially be US$3.20 per Conversion Share, but shall be subject to adjustment in the manner provided in this Indenture; provided, however, that in no event shall Conversion Price be adjusted for any per share amount falling below $2.00 per Common Share (as adjusted to reflect changes in the number of outstanding Common Shares as a result of any free distribution, share dividends, sub-division, consolidation or reclassification of Common Shares as set forth in Section 9.03(a)).

(e)

Conversion Price Reset.  If at any time during the period from August 15, 2007 to September 15, 2007, the 30-day historical VWAP (each, a “Reference Price”) of the Common Shares shall be less than $2.90 per share (as adjusted pursuant to Section 9.03, if any), the Conversion Price shall be adjusted downward to the lowest Reference Price, provided that the Conversion Price shall not be reduced to an amount below $2.00 per Common Share (as adjusted to reflect changes in the number of outstanding Common Shares as a result of any free distribution, share dividends, sub-division, consolidation or reclassification of Common Shares as set forth in Section 9.03(a)), and provided, further, that in no event shall the number of Conversion Shares issuable upon conversion of all the outstanding Notes exceed 49.9% of all outstanding Common Shares upon the conversion of all of the outstanding Notes.

(f)

Revival after Default.  Notwithstanding any provisions of Section 9.01(a) to the contrary, if the Company shall default in making payment in full in respect of any Note called for redemption on the redemption date thereof pursuant to Section 3.07, the Conversion Right attaching to such Note will continue to be exercisable, and the Conversion Period in respect of such Note shall continue, up to and including the close of business (at the place where the Conversion Notice in respect of such exercise and, subject as provided in Section 9.02, the certificate representing such Note, if any, are deposited in connection with the exercise of the Conversion Right) on (a) the later of (x) the date on which the full amount of the moneys payable in respect of such Note has been duly received by the Trustee or the Principal Paying Agent and (y) the date on which the notice of such receipt has been duly given to the Holders or, (b) if earlier, the Maturity Date (or if such date shall not be a Business Day, on the immediately preceding Business Day); provided, however, that such extension of the Conversion Period upon such default is not deemed to be a cure or waiver on the part of the Holders of such default.  Notwithstanding the provisions of Sections 9.01(a) and 9.02, any Notes in respect of which a certificate (if applicable) and Conversion Notice were deposited for conversion prior to such date shall be converted on the Conversion Date in respect thereof notwithstanding that the full amount in respect of such Notes shall have been received by the Trustee or the Paying Agent or that the notice of such payment may have been duly given before such Conversion Date or that the Conversion Period may have expired before such Conversion Date.

Section 9.02.

Conversion Procedures.

(a)

Conversion Notice and Conversion Date.  To exercise its Conversion Right, the Holder must complete, execute and deposit at such Holder’s or beneficial owner’s own expense during the Conversion Period during normal business hours on any Business Day in the place at the specified office of any Conversion Agent a notice of conversion substantially in the form set forth as Exhibit A to the Agency Agreement (a “Conversion Notice”) in duplicate, which form shall be obtainable from the specified office of each Conversion Agent, together with the relevant Certificate (if any) and any amount required to be paid by the Holder or beneficial owner pursuant to Section 9.02(b).

Each conversion shall be deemed to have been effected as to any such Note (or portion thereof) on the date on which the requirements set forth above in this Section 9.02(a) have been satisfied as to such Note (or portion thereof) (such date, the “Conversion Date”), and the Person in whose name any certificate or certificates for Common Shares shall be issuable upon such conversion shall be deemed to have become on said date the holder of record of the shares represented thereby; provided that any such surrender on any date when the stock transfer books of the Company shall be closed shall constitute the Person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such Note shall be surrendered.

(b)

Taxes and Duties.  The Company shall pay to the relevant tax authorities any taxes and stamp, issue and registration duties arising on conversion or any listing of such Shares on the stock exchange, and a

Holder delivering a certificate in respect of a Note (if any) for conversion must pay all, if any, taxes arising by reference to any disposal or deemed disposal of a Note in connection with such conversion. The Conversion Agent is under no obligation to determine whether a Holder is liable to pay any such taxes or the amounts thereof payable (if any) in connection with this Section 9.02(b)

(c)

Cash Payment.  Upon exercising its Conversion Right, a Holder shall, when delivering the relevant Conversion Notice, give directions to the relevant Conversion Agent for payment by the Company by check to such Holder of any cash sum which such Holder is entitled to receive pursuant to this Indenture.  Such sum shall be paid as specified in Section 4.01.

(d)

Registration and Delivery of Conversion Shares.

(1)

In order to exercise the Conversion Rights in respect of all or any of the Notes, (i) in the case of a Definitive Note, the Holder thereof must surrender upon exercise the Certificate to the Company at the corporate trust office of the Conversion Agent and (ii) in the case of a book-entry interest in a Global Note, the exercising participant of Clearstream or Euroclear whose name appears on a securities position listing of the Common Depositary as the Holder of such book-entry interest must comply with the Common Depositary’s procedures relating to the exercise of such book-entry interest in such Global Note.

(2)

Upon compliance with the paragraph above, the Company shall, as soon as possible, but in any event not later than three Business Days of the Conversion Date, deliver or cause to be delivered with all reasonable dispatch, to or to the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of whole Conversion Shares issuable upon the exercise of such Conversion Rights or other securities or property to which such Holder is entitled hereunder, together with cash as provided in Section 9.01(c) hereof.

(3)

Conversion Shares issued upon exercise of Conversion Rights will be deemed to be issued as of the relevant Conversion Date and the converting Holder or, to the extent permitted by law, such Person named in the Conversion Notice, as the case may be, will with effect from the relevant Conversion Date, be deemed and treated by the Company for all purposes as the holder of record of the number of Conversion Shares to be issued and delivered upon conversion of the relevant Notes.

(4)

Notes, the Conversion Right of which has been duly exercised and discharged, shall be cancelled by removal of the Holder’s name from the Security Register on the relevant Conversion Date with respect to the Conversion Shares issued.

(e)

Retroactive and Other Adjustments.  If the Conversion Date in respect of any Note converted pursuant to Section 9.01 shall be on or after a date with effect from which an adjustment to the Conversion Price takes effect (retroactively or otherwise) pursuant to any of the provisions referred to in Sections 9.03 and 9.07 and the Conversion Date in respect of such conversion falls on a date when such adjustment has not yet been reflected in the current Conversion Price, the Company shall procure that the provisions of Section 9.02(d) shall be applied, mutatis mutandis, to such number of Conversion Shares as is equal to the excess of the number of Conversion Shares which would have been required to be issued on conversion of such Notes if such adjustment had been given effect as at such Conversion Date over the number of Conversion Shares issuable on such conversion without otherwise having given effect to such adjustment.

(f)

Dividends Accrued.  The holders of Conversion Shares will not be entitled to receive any dividends, rights, allotments or other distributions payable to the shareholders of the Company as of a record date that falls prior to the relevant Conversion Date but will receive the same dividends, rights, allotments or other distributions as the shareholders of the Company as of any record date with respect to such dividends, rights, allotments or other distributions that falls on or after the relevant Conversion Date.

Section 9.03.

Adjustment of Conversion Price.

The Conversion Price shall be subject to adjustment as follows:

(a)

Free Distributions of Common Shares, Stock Dividends, Sub-divisions, Consolidations and Reclassifications.

(i)

If the Company shall (1) make a free distribution of Common Shares or a dividend in Common Shares or, (2) sub-divide its outstanding Common Shares, (3) consolidate its outstanding Common Shares into a smaller number of Common Shares, or (4) reclassify any of its Common Shares into other securities of the Company, then the Conversion Price shall be appropriately adjusted so that the Holder of any Note, the Conversion Date in respect of which occurs after the coming into effect of the adjustment described in this paragraph (a), shall be entitled to receive the number of Common Shares and/or other securities of the Company which it would have held or would have been entitled to receive after the happening of any of the events described above had such Note been converted, immediately prior to the happening of such event (or, if the Company has fixed a prior record date for the determination of shareholders entitled to receive any such free distribution or stock dividend or other securities issued upon any such subdivision, consolidation or re-classification, immediately prior to such record date), but without prejudice to the effect of any other adjustment to the Conversion Price made with effect from the date of the happening of such event (or such record date) or at any time thereafter.

(ii)

An adjustment made pursuant to this paragraph (a) shall become effective immediately on the relevant event referred to above becoming effective or, if a record date is fixed therefor, immediately after such record date.

(iii)

The reclassification of Common Shares into securities other than Common Shares (other than any reclassification upon a consolidation or merger to which Section 9.07 applies) shall be deemed to involve (1) a distribution of such securities other than Common Shares to all holders of Common Shares and (2) a subdivision or combination, as the case may be, of the number of Common Shares outstanding immediately prior to such reclassification into the number of Common Shares outstanding immediately thereafter.

(iv)

If the Company shall make a free distribution of Common Shares, which distribution is to be paid or made to shareholders of the Company as of a record date which is also:

(1)

the record date for the issue of any options, rights or warrants which requires an adjustment of the Conversion Price pursuant to paragraph (b) below; or

(2)

the day immediately prior to the date of issue of any Common Shares or any securities convertible into or exchangeable for Common Shares or options, rights or warrants which requires an adjustment of the Conversion Price pursuant to paragraph (c) below, then (except where such distribution gives rise to a retroactive adjustment of the Conversion Price under (ii) of this paragraph (a)) no adjustment of the Conversion Price in respect of such distribution shall be made under this paragraph (a), but in lieu thereof an adjustment shall be made under paragraph (b) or (c) below (as the case may require) by including in the denominator of the fraction described therein the aggregate number of Common Shares to be issued pursuant to such distribution.

(b)

Issues of Options, Rights or Warrants to Buy Common Shares.  If the Company shall grant, issue or offer to the holders of Common Shares options, rights or warrants entitling them to subscribe for or purchase Common Shares or any securities convertible into or exchangeable for Common Shares or any securities that carry rights to subscribe for or purchase Common Shares, at a consideration per Common Share receivable by the Company (determined as provided in paragraph (g) below) which is fixed:

(i)

on or prior to the record date mentioned below and is less than the Current Market Price Per Common Share (as defined in paragraph (i) below) at such record date; or

(ii)

after the record date mentioned below and is less than the Current Market Price Per Common Share on the date the Company fixes the said consideration,

then the Conversion Price in effect (in a case within (b)(i) above) on the record date for the determination of shareholders entitled to receive such options, rights or warrants or (in a case within (b)(ii) above) on the date the Company fixes the said consideration shall be adjusted in accordance with the following formula:

NCP = OCP x [(N + v) ÷ (N + n)]

where:

NCP

=

the Conversion Price after such adjustment.

OCP

=

the Conversion Price before adjustment.

N

=

the number of Common Shares outstanding (having regard to paragraph (h) below) at the close of business (in a case within (b)(i) above) on such record date or (in a case within (b)(ii) above) on the date the Company fixes the said consideration.

n

=

the number of Common Shares initially to be issued to holders of Common Shares upon exercise of such options, rights or warrants and/or conversion or exchange of such convertible or exchangeable securities at the said consideration.

v

=

the number of Common Shares which the aggregate consideration receivable by the Company from holders of Common Shares (determined as provided in paragraph (g) below) would purchase at such Current Market Price Per Common Share.

Such adjustment shall become effective (in a case within (b)(i) above) immediately after the record date for the determination of holders of Common Shares entitled to receive such options, rights or warrants or (in a case within (b)(ii) above) immediately after the Company fixes the said consideration but retroactively to immediately after the record date for the said determination.

If, in connection with a grant, issue or offer to the holders of Common Shares of options, rights or warrants entitling them to subscribe for or purchase Common Shares or securities convertible into or exchangeable for Common Shares, any such Common Shares or any such securities which are not subscribed for or purchased by the persons entitled thereto are offered to and/or subscribed by others (whether as placees or members of the public or pursuant to underwriting agreements or otherwise), no further adjustments shall be required or made to the Conversion Price by reason of such offer and/or subscription and/or, as the case may be, the conversion or exchange of such securities.

Upon the expiration of the term of any such options, rights or warrants, and upon the forfeiture or cancellation of any such options, rights and warrants, the Conversion Price shall be readjusted with respect to Notes that have not been converted to reflect such expiration, forfeiture or cancellation.

(c)

Issues of Common Shares or Convertible or Exchangeable Securities or Options, Rights or Warrants for Common Shares or Convertible or Exchangeable Securities Other than to Shareholders.  If the Company shall grant, issue or offer:

(i)

any Common Shares other than Common Shares issued:

(1)

on conversion or exchange of any convertible or exchangeable securities (including the Notes) issued by the Company;

(2)

on exercise of any options, rights or warrants granted, issued or offered by the Company;

(3)

in any of the circumstances described in paragraph (a) above; or

(4)

to shareholders of any company which merges into the Company, in proportion to their shareholding in such company immediately prior to such merger, upon such merger); or

(ii)

any securities convertible into or exchangeable for Common Shares or options, rights or warrants to subscribe for or purchase Common Shares or securities convertible into or exchangeable for, or which carry rights to subscribe for or purchase, Common Shares;

at a consideration per Common Share receivable by the Company (determined as provided in paragraph (g) below) which is less than the Current Market Price Per Common Share on the date on which the Company fixes the said consideration (or, if the issue of such securities is subject to approval by a general meeting of shareholders, on the date on which the Board of Directors fixes the consideration to be recommended at such meeting), then the Conversion Price in effect immediately prior to the issue of such securities shall be adjusted in accordance with the following formula:

NCP = OCP x [(N + v) ÷ (N + n)]

where:

NCP and OCP have the meanings ascribed thereto in paragraph (b) above and:

N

=

the number of Common Shares outstanding (having regard to paragraph (h) below) at the close of business on the day immediately prior to the date of such issue.

n

=

the number of Common Shares to be issued (upon exercise of such rights or warrants and/or conversion or exchange of such convertible or exchangeable securities at the said consideration, as the case may be).

v

=

the number of Common Shares which the aggregate consideration receivable by the Company (determined as provided in paragraph (g) below) would purchase at such Current Market Price Per Common Share;

Such adjustment shall become effective after the close of business on the date for such determination.

Upon the expiration of the term of any such options, rights, warrants or convertible securities, and upon the forfeiture or cancellation of any such options, rights, warrants or convertible securities, the Conversion Price shall be readjusted with respect to Notes that have not been converted to reflect such expiration, forfeiture or cancellation.

(d)

Distributions of Indebtedness, etc.  If the Company shall distribute to the holders of Common Shares assets (other than cash), evidences of its indebtedness, shares of capital stock of the Company (other than Common Shares), or options, rights or warrants to subscribe for or purchase shares or securities, then the Conversion Price in effect on the record date for the determination of shareholders entitled to receive such distribution shall be adjusted in accordance with the following formula:

NCP = OCP x [(CMP - fmv) ÷ CMP]

where:

NCP and OCP have the meanings ascribed thereto in paragraph (b) above and:

CMP

=

the Current Market Price Per Common Share on the record date for the determination of shareholders entitled to receive such distribution.

fmv

=

the Fair Market Value in U.S. dollars (as determined by a Board Resolution of the Company or by an Independent Financial Advisor, as the case may be, or, if such determination is to be made by application to a court of competent jurisdiction, as determined by such court or by an appraiser appointed by such court) of the portion of the assets, evidences of indebtedness, shares, options, rights or warrants so distributed applicable to one Common Share.

If the Board of Directors determines the fair market value of any distribution for purposes of this paragraph (d) by reference to the actual or when issued trading market for any securities comprising such distribution, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price Per Common Share.

Such adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution; provided that (i) in the case of such a distribution which must be submitted for approval to a general meeting of shareholders or be approved by a meeting of the Board of Directors of the Company before such distribution may legally be made and is so approved after the record date fixed for the determination of shareholders entitled to receive such distribution, such adjustment shall, immediately upon such approval being given by such meeting, become effective retroactively to immediately after such record date and (ii) if the fair market value of the evidences of indebtedness, shares, assets, options, rights or warrants so distributed cannot be determined until after the record date fixed for the determination of holders of Common Shares entitled to receive such distribution, such adjustment shall, immediately upon such fair market value being determined, become effective retroactively to immediately after such record date.

(e)

Capital Distribution.  If the Company shall make any Capital Distribution, where “Capital Distribution” means:

(i)

any cash dividend or distribution of cash made by the Company; and

(ii)

any payment on redemption, or for the purchase, of capital stock of the Company made by the Company;

then the Conversion Price in effect on the record date for the determination of shareholders entitled to receive such distribution shall be adjusted according to the following formula

NCP = OCP x [(CMP - cd) ÷ CMP]

where:

NCP and OCP have the meanings ascribed thereto in subsection (b) above, and CMP has the meaning ascribed thereto in subsection (d) above; and

cd

=

dividend per Common Share (in the case of (e)(i) above) or average price per Common Share (in the case of (e)(ii) above).

Such adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive such Capital Distribution.

(f)

Other Events or Circumstances.  If the Company determines that any other event or circumstance has occurred which has or would have an effect on the position of the Holders of the Notes as a class compared with the position of the holders of all the securities (and options and rights relating thereto) of the Company, taken as a class which is analogous to any of the events referred to in subsections (a) through (e), then, in any such case, the Company will notify the Trustee in writing thereof as soon as practicable, and the Company will consult with an Independent Financial Advisor, as to what adjustment, if any, should be made to the Conversion Price to preserve the value of the Conversion Right of the Holders of the Notes and will make any such adjustment.

(g)

Determination of Consideration.  For the purposes of any calculation of the consideration receivable by the Company pursuant to paragraphs (b), (c) and, if applicable, (f) above, the following provisions shall be applicable:

(i)

in the case of the issue of Common Shares for cash, the consideration shall be the amount of such cash; provided that in no such case shall any deduction be made for any commissions or any expenses paid or incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

(ii)

in the case of the issue of Common Shares for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the Fair Market Value thereof as determined by the Board of Directors or an Independent Financial Advisor, as applicable, or, if such determination is to be made by application to a court of competent jurisdiction, as determined by such court or an appraiser appointed by such court, irrespective of the accounting treatment thereof;

(iii)

 in the case of the issue (whether initially or upon the exercise of options, rights or warrants) of securities convertible into or exchangeable for Common Shares, the aggregate consideration receivable by the Company shall be deemed to be the consideration received by the Company for such securities and (if applicable) options, rights or warrants plus the additional consideration (if any) to be received by the Company upon (and assuming) the conversion or exchange of such securities at the initial conversion or exchange price or rate and (if applicable) the exercise of such rights or warrants at the initial subscription or purchase price (the consideration in each case to be determined in the same manner as provided in sub-paragraphs (i) and (ii) above) and the consideration per share receivable by the Company shall be such aggregate consideration divided by the number of Common Shares to be issued upon (and assuming) such conversion or exchange at the initial conversion or exchange price or rate and (if applicable) the exercise of such rights or warrants at the initial subscription or purchase price; and

(iv)

in the case of the issue of options, rights or warrants to subscribe for or purchase Common Shares, the aggregate consideration receivable by the Company shall be deemed to be the consideration received by the Company for any such options, rights or warrants plus the additional consideration to be received by the Company upon (and assuming) the exercise of such options, rights or warrants at the initial subscription or purchase price (the consideration in each case to be determined in the same manner as provided in sub-paragraphs (i) and (ii) above) and the consideration per Common Share receivable by the Company shall be such aggregate consideration divided by the number of Common Shares to be issued upon (and assuming) the exercise of such options, rights or warrants at the initial subscription or purchase price.

(h)

Common Shares Deemed Outstanding.  If, at the time of computing an adjustment (the “later adjustment”) of the Conversion Price pursuant to paragraph (b), (c) and, if applicable, (f) above, the Conversion Price already incorporates an adjustment made (or taken or to be taken into account) to reflect an issue of Common Shares or of securities convertible into or exchangeable for Common Shares or of options, rights or warrants to subscribe for or purchase Common Shares or securities, to the extent that the number of such Common Shares taken into account for the purposes of calculating such adjustment exceeds the number of such Common Shares in issue at the time relevant for ascertaining the number of outstanding Common Shares for the purposes of computing the later adjustment, such Common Shares shall be deemed to be outstanding for the purposes of making such computation.

(i)

Current Market Price per Common Share.  For the purpose of any computation in this Section 9.03, the “Current Market Price Per Common Share” means the arithmetic average of the Market Prices of Common Shares for the three consecutive Trading Days ending on the Trading Day immediately prior to the “ex” date with respect to the issuance or distribution requiring such computation.  For purposes of this paragraph, the term “‘ex’ date”, when used with respect to any issuance or distribution, means the first date on which the Common

Shares trade in a regular way on the applicable securities exchange or in any applicable securities market without the right to receive such issuance or distribution.

“Market Price” means (i) if Common Shares are primarily traded on a securities exchange, the last sale price on such securities exchange on the applicable Trading Day, or if no sale occurred on such day, the mean between the closing “bid” and “asked” prices on such day, (ii) if the principal market for Common Shares is in the over-the-counter market, the closing sale price on the applicable Trading Day as published by the NASDAQ or similar organization, or if such price is not so published on such day, the mean between the closing “bid” and “asked” prices, if available, on such day, which prices may be obtained from any reputable pricing service, broker or dealer, and (iii) if neither clause (i) nor clause (ii) is applicable, the Fair Market Value as determined in good faith by the Board of Directors or an Independent Financial Advisor, as applicable. “Trading Day” means a day during which trading in securities generally occurs on the NASDAQ or, if the Common Shares not quoted on the NASDAQ, on the principal other national or regional securities exchange on which the Common Shares then are listed or, if the Common Shares are not traded on the NASDAQ or listed on a national or regional securities exchange, on the principal other market on which the Common Shares then traded or quoted.

(j)

Minimum Adjustments.  No adjustment in the Conversion Price shall be made where such adjustment (rounded down, if applicable) would require an increase or decrease of at least 1% of the then effective Conversion Price; provided, however, that any adjustment which by reason of this paragraph (j) is not required to be made shall be carried forward and taken into account in any subsequent adjustment.

(k)

Multiple Events of Adjustment.  If more than one event which gives rise to an adjustment to the Conversion Price occurs within such a short period of time that the Company decides to make a modification to the operation of the adjustment provisions in order to give the intended result, such modification shall be made by agreement of the Company and the Trustee (acting on the direction of the Holders of at least majority in aggregate principal amount of the Notes then outstanding). In addition, the Holders of at least majority in aggregate principal amount of the Notes then outstanding may elect, by written notice to the Company and the Trustee, to require the opinion of an Independent Financial Advisor with respect to the modification.

(l)

Floor to Conversion Price Reduction. Anything to the contrary herein notwithstanding, the Conversion Price shall not be reduced to an amount below $2.00 per Common Share (as adjusted to reflect changes in the number of outstanding Common Shares as a result of any free distribution, share dividends, sub-division, consolidation or reclassification of Common Shares as set forth in Section 9.03(a)), and in no event shall be reduced to the price so that the number of Conversion Shares issuable upon conversion of all the outstanding Notes exceed 49.9% of all outstanding Common Shares upon the conversion of all of the outstanding Notes.

Section 9.04.

Notice of Adjustments of Conversion Price.

Whenever the Conversion Price is adjusted as herein provided:

(a)

the Company shall compute the adjusted Conversion Price in accordance with Section 9.03 and shall prepare an Officers’ Certificate setting forth the particulars of the event giving rise to the adjustment, the adjusted Conversion Price after such adjustment and the date on which such adjustment takes effect. Such certificate shall forthwith be filed at each office or agency maintained for the purpose of conversion of Notes pursuant to Section 4.02 and with the Trustee; and

(b)

the Company shall provide, as soon as practicable but no later than ten days after the event giving rise to the adjustment has occurred, a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price after such adjustment, the date on which such adjustment takes effect and such other information as the Trustee or the Paying Agent may reasonably require, to all Holders in the manner set forth in Section 12.01.

Section 9.05.

Notice of Certain Corporate Actions.

In case:

(a)

the Company shall declare a dividend (or any other distribution) on its Common Shares payable otherwise than in cash out of its retained earnings; or

(b)

the Company shall authorize the granting to the holders of its Common Shares of options, rights, or warrants to subscribe for or purchase any shares in the authorized capital of any class or of any other rights; or

(c)

of any reclassification of the Common Shares of the Company (other than a subdivision or combination of its outstanding Common Shares), or of any consolidation, merger or share exchange to which the Company is a party and for which approval of any shareholders of the Company is required, or of any tender or exchange offer by the Company or any Subsidiary for all or any of the Common Shares, or of the conveyance, lease, sale or transfer of all or substantially all of the assets of the Company; or

(d)

of a voluntary or involuntary dissolution, liquidation or winding up of the Company;

(e)

any other adjustment events in Section 9.03 that are not described in (a) to (d) above; or

(f)

there occurs any other event or circumstances that would have, in the determination of the Company, an analogous effect to any of the events in (a) to (e) above, including, but not limited to, the modification of any rights to acquire shares attaching to any securities of the Company;

the Company shall cause to be filed with the Trustee, and shall cause to be given to all Holders in the manner set forth in Section 106, at least 20 days (or 10 days in any case specified in clause (a), (b), (e) or if applicable, (f) above) prior to the applicable record date (or, in the case of clause (a), (b), (e) or if applicable, (f) above, date of submission to a meeting of shareholders or Board of Directors of the Company for their approval, if such approval is required), a notice stating (i) the date on which a record is to be taken for the purpose of such dividend, distribution, rights, options, warrants or payments, or, if a record is not to be taken, the date as of which the holders of Common Shares of record to be entitled to such dividend, distribution, rights, options or warrants are to be determined, or (ii) the date on which such reclassification, consolidation, merger, share exchange, tender or exchange offer, conveyance, lease, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, share exchange, tender or exchange offer, conveyance, lease, sale, transfer, dissolution, liquidation or winding up.  If at any time the Trustee shall not be the Conversion Agent, a copy of such notice shall also forthwith be filed by the Company with the Trustee.

Section 9.06.

Company to Provide Common Shares; Obtain Listing.

(a)

The Company shall at all times reserve and keep available, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale, free from preemptive rights, out of the aggregate of its authorized but unissued Common Shares or the authorized and issued Common Shares held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Conversion Shares upon exercise of Conversion Rights, the maximum number of Common Shares which may then be deliverable upon the exercise of all outstanding Conversion Rights.

(b)

Before taking any action which would cause an adjustment pursuant to Section 9.03 hereof to reduce the Conversion Price below the then par value (if any) of the Conversion Shares, the Company shall take any corporate action which may, in the Opinion of Counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Conversion Shares at the Conversion Price as so adjusted.

(c)

The Company covenants that all Conversion Shares which may be issued upon exercise of Conversion Rights shall, upon issue, be fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issuance thereof.

(d)

The Company will list or cause to have quoted such Common Shares on each national securities exchange or in the over-the-counter market or such other market on which the Common Shares are then listed or quoted.

Section 9.07.

Effect of Merger, etc.

In case of any consolidation of the Company with, or merger of the Company into, any other Person, or any merger or consolidation of another Person into the Company (other than a merger in which the Company is the continuing corporation or a consolidation or merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding Common Shares) or any sale, transfer or lease of all, or substantially all, of the properties or assets of the Company, the Person resulting from such consolidation or merger, or which acquires, transfers or leases such properties or assets of the Company, as the case may be, shall execute and deliver to the Trustee a supplemental indenture as provided in Article VIII providing that the Holder of each Note then outstanding shall have the right thereafter, during the Conversion Period, to convert such Note only into the kind and amount of shares and other securities, cash and other property receivable upon such consolidation, merger, sale, transfer or lease by a holder of the number of Common Shares into which such Note might have been converted immediately prior to such consolidation, merger, sale, transfer or lease, assuming such holder of Common Shares is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company, or to which such sale, transfer or lease was made, as the case may be (a “Constituent Person”), or an Affiliate of a Constituent Person, and failed to exercise his right of election, if any, as to the kind or amount of shares or other securities, cash or other property receivable upon such consolidation, merger, sale, transfer or lease (provided that if the kind or amount of shares or other securities, cash and other property receivable upon such consolidation, merger, sale, transfer or lease is not the same for each Common Share in respect of which such rights of election shall not have been exercised (“non-electing share”), then for the purpose of this Section the kind and amount of shares or other securities, cash and other property receivable upon such consolidation, merger, sale, transfer or lease by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares).  Such supplemental indenture shall provide for adjustments which, for events subsequent to the effective date of such supplemental indenture, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article.  The above provisions of this Section shall similarly apply to subsequent consolidations, amalgamations, mergers, sales, transfers or leases.

Section 9.08.

Trustee Adjustment Disclaimer.

The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any holder of Notes to determine the conversion ratio or whether any facts exist which may require any adjustment of the conversion ratio, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any Common Shares, or of any Capital Stock, other securities or other assets or property, which may at any time be issued or delivered upon the conversion of any Notes; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any Common Shares or stock certificates or other securities or property or cash upon the surrender of any Notes for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article IX. Without limiting the generality of the foregoing, neither the Trustee nor any conversion agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 9.07 relating either to the kind or amount of shares of Capital Stock or other securities or other assets or property (including cash) receivable by holders of Notes upon the conversion of their Notes after any event referred to in such Section 9.07 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 8.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

ARTICLE X

COLLATERAL

Section 10.01.

Security Documents.

(a)

The Company acknowledges that due and punctual payment of the principal of and interest on the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest on the Notes and performance of all other obligations of the Company to the Holders or the Trustee under this Indenture and the Notes, according to the terms hereunder or thereunder, are secured as provided in the Security Documents.  Each Holder, by its acceptance thereof, consents and agrees to the terms of the Security Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Trustee to enter into the Security Documents and to perform its obligations and exercise its rights thereunder as a Secured Party in accordance therewith.  The Company will do or cause to be done all such acts and things as may be required by applicable law or may be necessary or proper, or as may be required by the provisions of the Security Documents, to assure and confirm to the Trustee the security interest in the Collateral contemplated hereby, by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed.  The Company will take, and will cause its Subsidiaries to take, any and all actions required to cause the Security Documents to create and maintain, as security for the Obligations of the Company hereunder, a valid and enforceable perfected first priority Lien in and on all the Collateral, in favor of the Trustee, as Secured Party, for the benefit of the Holders, superior to and prior to the rights of all third Persons and subject to no other Liens than Permitted Liens.

(b)

If at any time after the Issue Date there is a change in PRC law or interpretation in PRC law that permits the encumbrance of any PRC Subsidiary’s assets or Property by a Lien without the approval of any governmental body of the PRC, then the Company shall cause such PRC Subsidiary to, concurrently:

(i)

execute and deliver to the Trustee a Security Document upon substantially the same terms granting a Lien upon such property to the Trustee for the benefit of the Holders of Notes, which Lien shall be first priority if such assets or Property is not then encumbered by any other Lien (other than Liens required by law) or a second priority Lien if such assets or Property is at that time so encumbered;

(ii)

cause the Lien to be granted in such Security Document to be duly perfected in any manner permitted by law; and

(iii)

deliver to the Trustee an Opinion of Counsel reasonably satisfactory to the Trustee confirming as to such Security Document the matters set forth as to the Security Documents and Liens thereunder in the Opinions of Counsel delivered to Holders on the Issue Date and, if the property subject to such Security Document is an interest in real estate, such local counsel opinions, insurance policies, surveys and other supporting documents as the Trustee may reasonably request at the direction of Holders of at least a majority in aggregate principal amount of Notes then outstanding.

(c)

Notwithstanding (i) anything to the contrary contained in this Indenture, the Security Documents, the Notes or any other instrument governing, evidencing or relating to any Debt, (ii) the time, order or method of attachment of any Liens, (iii) the time or order of filing or recording of financing statements or other documents filed or recorded to perfect any Lien upon any Collateral, (iv) the time of taking possession or control over any Collateral or (v) the rules for determining priority under the Uniform Commercial Code as in effect in the State of Nevada or any other law of any relevant jurisdiction governing relative priorities of secured creditors:

(A)

the Liens will rank at least equally and ratably with all valid, enforceable and perfected Liens, whenever granted upon any present or future Collateral, but only to the extent such Liens are permitted under this Indenture to exist and to rank equally and ratably with the Notes; and

(B)

all proceeds of the Collateral applied under the Security Documents shall be allocated and distributed as set forth in Section 6.10.

ARTICLE XI

SATISFACTION AND DISCHARGE

Section 11.01.

Satisfaction and Discharge.

This Indenture shall be discharged and shall cease to be of further effect, except as to surviving rights of registration of transfer or exchange of the Notes, as to all Notes issued hereunder, when:

(a)

either:

(i)

all Notes that have been previously authenticated and delivered (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has previously been deposited in trust or segregated and held in trust by the Company and is thereafter repaid to the Company or discharged from the trust) have been delivered to the Trustee for cancellation; or

(ii)

(x) all Notes that have not been previously delivered to the Trustee for cancellation, have become due and payable by their terms or have been called for redemption, and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable U.S. Government Securities, or a combination thereof, in such amounts as shall be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Debt on the Notes not previously delivered to the Trustee for cancellation or redemption for principal, premium, if any, and interest on the Notes to the date of deposit, in the case of Notes that have become due and payable, or to the Stated Maturity or redemption date, as the case may be; (y) the Company has paid all other sums payable by the Company with respect to the Notes under this Indenture; and (z) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at Stated Maturity or on the redemption date, as the case may be.

In the case of either clause (i) or (ii):

(x)

no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which the Company is bound; and

(y)

the Company shall have delivered to the Trustee an Officers’ Certificate and Opinion of Counsel stating that all conditions precedent relating to the satisfaction and discharge of this Indenture have been satisfied.

Section 11.02.

Deposited Cash and U.S. Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 11.03, all cash and non-callable U.S. Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 11.02, the “Trustee”) pursuant to Section 11.01 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest but such cash and securities need not be segregated from other funds except to the extent required by law.

Section 11.03.

Repayment to Company.

Any cash or non-callable U.S. Government Securities deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on, any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder shall thereafter, as an unsecured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such cash and securities, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such cash and securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such cash and securities then remaining shall be repaid to the Company.

ARTICLE XII

MISCELLANEOUS

Section 12.01.

Notices.

Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next-day delivery, to the other’s address:

If to the Company:

China Shen Zhou Mining & Resources, Inc.

Room 305, Ze Yang Building

No. 166 Fu Shi Road

Shi Jing Shan District

Beijing 100043, China

Facsimile No.: (86 10) 6887 2811

Attention:  Mr. Dang Yu

With a copy to:

Jones Day

3201 China World Tower 1

No. 1 Jianguomenwai Avenue

Beijing 100004, China

Attention:  Canice Chan, Esq.

Facsimile No.:  (86 10) 5866 1122

If to the Trustee:

The Bank of New York

101 Barclay Street Floor 4E

New York, NY 10286

U.S.A.

Attention: Global Finance Unit

Facsimile No.: +1 212 815 5802/5803

The Company or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if sent by facsimile transmission; and the second Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next-day delivery.

Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next-day delivery to its address shown on the Security Register.  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 12.02.

Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate with other Holders with respect to their rights under this Indenture or the Notes.

Section 12.03.

Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee:

(a)

an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.04 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)

an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.04 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

Section 12.04.

Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a)

a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)

a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)

a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)

a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

With respect to matters of fact, an Opinion of Counsel may rely on an Officers’ Certificate, certificates of public officials or reports or opinions of experts.

Section 12.05.

Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.06.

No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes, this Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.   The waiver and release may not be effective to waive or release liabilities under the federal securities laws.

Section 12.07.

Governing Law; Jurisdiction

THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

To the fullest extent permitted by law, the Company agrees that any suit, action or proceeding against it arising out of or based upon this Indenture or the transactions contemplated hereby may be instituted in any State or U.S. federal court in The City of New York and Country of New York, and waives any objection which it may now or hereafter have to the laying of venue or any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.

Section 12.08.

No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.09.

Successors.

All covenants and agreements of the Company in this Indenture and the Notes shall bind its successors.  All covenants and agreements of the Trustee in this Indenture shall bind its successors.

Section 12.10.

Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby to the extent permitted by law.

Section 12.11.

Counterpart Originals.

The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

Section 12.12.

Table of Contents, Headings, etc.

The Table of Contents and Headings in this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

[SIGNATURE PAGE(S) TO FOLLOW.]

SIGNATURES

Dated as of December 27, 2006

Company:

CHINA SHEN ZHOU MINING & RESOURCES, INC.

By:   /s/ Yu Xiao Jing

Name:  Yu Xiao Jing

Title:  President

Trustee:

THE BANK OF NEW YORK,

as Trustee

By:  /s/

Name:

Title:

EXHIBIT A

[FORM OF FACE OF NOTE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR BANK S.A./N.V. (“EUROCLEAR”), OR CLEARSTREAM BANKING, SOCIÉTÉ ANONYME (“CLEARSTREAM”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF ITS AUTHORIZED NOMINEE OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR OR CLEARSTREAM (AND ANY PAYMENT IS MADE TO ITS AUTHORIZED NOMINEE, OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR OR CLEARSTREAM), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, ITS AUTHORIZED NOMINEE, HAS AN INTEREST HEREIN.]1

THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR OTHER SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE, BY ACQUISITION HEREOF, THE HOLDER:

(1)

REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT;

(2)

AGREES THAT IT WILL NOT WITHIN THE PERIOD SET FORTH IN RULE 144 UNDER THE SECURITIES ACT (CURRENTLY TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY OTHER THAN WITH RESPECT TO AFFILIATES) (A) RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY EXCEPT (I) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (II) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (III) TO A NON-U.S. PERSON OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (IV) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE, OR (V) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER OR (B) ENGAGE IN HEDGING TRANSACTIONS WITH RESPECT TO THIS SECURITY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY UNLESS IN COMPLIANCE WITH THE SECURITIES ACT; AND

(3)

AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(A)(V) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

[IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.]2

1 This legend should be included only if the Note is a Global Note.

2 This legend should be included only if the Note is a Definitive Note.

CHINA SHEN ZHOU MINING & RESOURCES, INC.

6.75% SENIOR CONVERTIBLE NOTES DUE 2012

CUSIP No: 16942H AA 7

ISIN: XS0281062389

Common Code: 028106238

No.

Original Principal Amount $_____________

Issue Date: December 27, 2006

Accreted Principal Amount at Stated Maturity $_____________

CHINA SHEN ZHOU MINING & RESOURCES, INC., a Nevada corporation (the “Company”), promises to pay to The Bank of New York Depository (Nominees) Limited, as common depository for Clearstream Banking, société anonyme (“Clearstream”) and/or  Euroclear Bank S.A./N.V. (“Euroclear”), or registered assigns, on December 27, 2012, the principal sum of _________________ dollars ($______________)1[, or such greater or lesser Accreted Principal Amount at Maturity Date as is indicated in the records of the Trustee and the Common Depositary]2.

Interest Payment Dates:  June 27 and December 27, commencing June 27, 2007.

Record Dates:  June 12 and December 12.

Dated:  ______________.

[SIGNATURE PAGE(S) TO FOLLOW.]

1 Insert the Accreted Principal Amount of the Note.

2 This phrase should be included only if the Note is a Global Note.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

CHINA SHEN ZHOU MINING & RESOURCES, INC.

By:

Name:

Title:

By:

Name:

Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK,

as Trustee

By:

Authorized Signatory

Dated:  _____________, 20__

[FORM OF REVERSE OF NOTE]

CHINA SHEN ZHOU MINING & RESOURCES, INC.

6.75% SENIOR CONVERTIBLE NOTES DUE 2012

This Note is one of a duly authorized issue of the 6.75% Senior Convertible Notes due 2012 (the “Notes”) of China Shen Zhou Mining & Resources, Inc., a Nevada corporation (including any successor corporation under the Indenture hereinafter referred to, the “Company”), issued under an Indenture, dated as of December 27, 2006 (the “Indenture”), between the Company and The Bank of New York, as trustee (the “Trustee”).  The terms of the Note include those stated in the Indenture and those set forth in this Note.  This Note is subject to all such terms, and Holders are referred to the Indenture.  To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.  Capitalized terms used but not defined herein have the meanings assigned to them in the Indenture unless otherwise indicated.

1.

Interest.  The Company promises to pay interest on the principal amount of this Note at the rate per annum equal to 6.75% from the Issue Date until maturity. The interest rate on the Notes is subject to increase pursuant to the provisions of the Indenture.  The Notes will bear interest from and including the Issue Date in the following manner: (a) at the rate of 6.75% per annum of the Original Principal Amount of the Notes, from and including the Issue Date to but excluding November 15, 2007; and (b) (i) if the Public Listing has occurred on or prior to November 15, 2007 and if the Company maintains such listing, at the rate of 6.75% per annum of the Original Principal Amount of the Notes, from and including November 15, 2007; (ii) if the Public Listing occurred after November 15, 2007 and if the Company maintains such listing, at the rate of 8.50% per annum of the Original Principal Amount of the Notes, from and including the date of the Public Listing; and (iii) if the Public Listing has not occurred on or before November 15, 2007 or if the Company is not at that time currently maintaining such listing, at the rate of 10.50% per annum of the Original Principal Amount of the Notes, from and including November 15, 2007, provided that at any such time as the Public Listing is achieved, the provisions of clause (ii) shall apply.

The Company shall pay interest semi-annually in arrears on June 27 and December 27 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”).  Interest shall accrue from the most recent date to which interest has been paid on the Notes (or one or more Predecessor Notes) or, if no interest has been paid, from December 27, 2006; provided, however, that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be June 27, 2007.  The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 4% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods), from time to time on demand at the same rate to the extent lawful.  Interest shall be computed on the basis of a 360-day year of twelve 30-day months for the actual number of days elapsed.

2.

Method of Payment.  The Company shall pay interest on the Notes (except defaulted interest) to the Persons in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the June 12 or December 12 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest.  The Notes shall be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the Security Register; provided, however, that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest and premium, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent.  Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.

Paying Agent, Transfer Agent, Registrar and Conversion Agent.  Initially, The Bank of New York, a New York banking corporation that is the Trustee under the Indenture, shall act as Paying Agent, Transfer Agent, Registrar and Conversion Agent.  The Company may change any Paying Agent, Registrar or Conversion Agent without notice to any Holder.  The Company or any of its Subsidiaries may act in any such capacity.

4.

Optional Redemption.  The Notes shall not be redeemable at the option of the Company prior to December 27, 2009. Starting on that date, the Company may redeem all (but not less than all) of the Notes, after giving the notice required pursuant to Section 3.03 of the Indenture.  The Notes may be redeemed at 110% of the then Accreted Principal Amount, plus accrued and unpaid interest to but excluding the redemption date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date).  Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.  Any prepayment pursuant to Section 3.07 of the Indenture shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

5.

Conversion.  Subject to and in compliance with the provisions of the Indenture, a Holder is entitled, at such Holder’s option, to convert the Holder’s Note (or any portion of the principal amount thereof that is $1,000 or an integral multiple $1,000), into fully paid and nonassessable Common Shares at the Conversion Price in effect at the time of conversion.  A Note in respect of which a Holder has delivered a Change of Control Repurchase Notice, exercising the option of such Holder to require the Company to purchase such Note, may be converted only if such Change of Control Repurchase Notice is withdrawn in accordance with the terms of the Indenture.  The initial Conversion Price is $3.20, subject to adjustment in certain events described in the Indenture.  A Holder that surrenders Notes for conversion will receive cash or a check in lieu of any fractional share of Common Share.  To surrender a Security for conversion, a Holder must (1) complete and sign the Conversion Notice and deliver such notice to the Conversion Agent, (2) surrender the Note to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents and (4) pay any transfer or similar tax, if required by the Indenture.  No fractional shares of Common Share shall be issued upon conversion of any Note.  Instead of any fractional share of Common Share that would otherwise be issued upon conversion of such Note, the Company shall pay a cash adjustment as provided in the Indenture.  If the Company (i) is a party to a consolidation, merger or binding share exchange, (ii) reclassifies its common stock or (iii) conveys, transfers or leases its properties and assets substantially as an entirety to any Person, the right to convert a Note into Common Shares may be changed into a right to convert it into securities, cash or other assets of the Company or such other Person, in each case in accordance with the Indenture.

6.

Repurchase at Option of Holder.  Upon the occurrence of a Change of Control, each Holder shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of such Holder’s Notes at a purchase price in cash equal to 104.0% of the then Accreted Principal Amount of the Notes repurchased, plus accrued and unpaid interest on the Notes repurchased to the redemption date.

Each Holder has the right from and after December 27, 2009 to require the Company to repurchase such Holder’s Notes at a price of 100.0% of the then Accreted Principal Amount of the Notes, plus accrued and unpaid interest thereon to the redemption date, on terms and conditions stated in the Indenture.

7.

Redemption at Maturity.  Unless previously redeemed or converted or purchased and cancelled, the Company shall redeem the Notes at the Accreted Principal Amount on the Maturity Date.  The Notes may be redeemed in whole or in part prior to the Maturity Date only as provided in Sections 3.07, 3.10 and 4.17 of the Indenture.

8.

Notice of Redemption.  Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address.  Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed.  On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

9.

Denominations, Transfer, Exchange.  The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000.  [This Note shall represent the aggregate principal amount of outstanding Notes from time to time endorsed hereon and the aggregate principal amount of Notes represented hereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.]1  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

10.

Persons Deemed Owners.  The registered Holder of a Note may be treated as its owner for all purposes.

11.

Amendment, Supplement and Waiver.  Subject to certain exceptions, the Company and the Trustee may amend or supplement the Indenture or the Notes with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes voting as a single class (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes), and, subject to Sections 6.04 and 6.07 of the Indenture, any existing Default or Event of Default (except a continuing Default or Event of Default in the payment of principal, premium, if any, interest on the Notes) or compliance with any provision of the Indenture or the Notes (except for certain covenants and provisions of the Indenture which cannot be amended without the consent of each Holder) may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes voting as a single class (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes).  Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor corporation, partnership or limited liability company of the obligations of the Company under the Indenture, to provide for uncertificated Notes in addition to or in place of certificated Notes, to add additional obligors with respect to the Notes, to secure the Notes, to add to the covenants of the Company for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Company, or to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder.

12.

Defaults and Remedies.  Each of the following is an Event of Default under the Indenture: (a) failure to make the payment of any interest on this Note when the same becomes due and payable, and such failure continues for a period of five (5) days; (b) failure to make the payment of any principal of, or premium, if any, on, any of such Notes when the same becomes due and payable at its Stated Maturity, upon acceleration, redemption, optional redemption, required repurchase or otherwise, including payment of Liquidated Damages pursuant to Section 4.01 of the Indenture; (c) failure to comply with Section 5.01 of the Indenture; (d) failure to comply with any other covenant or agreement in this Notes or in the Indenture (other than a failure that is the subject of the foregoing clause (a), (b) or (c), and other than the failure to comply with Section 4.18, 4.20, 4.25 or 4.27, for which payment of Liquidated Damages is provided for under the Indenture and is governed by Section 4.01 thereunder), and such failure continues for 14 days after written notice is given to the Company by the Trustee or the Holders of not less than 25% in aggregate principal amount of such Notes then outstanding specifying the default, demanding that it be remedied and stating that such notice is a “Notice of Default”; (e) a default under any Debt by the Company or any Subsidiary that results in acceleration of the maturity of such Debt, or failure to pay any such Debt when due, in an aggregate amount greater than $3.0 million or its foreign currency equivalent at the time; (f) any judgment or judgments for the payment of money in an aggregate amount in excess of $3.0 million (or its foreign currency equivalent at the time) that shall be rendered against the Company or any Subsidiary and that shall not be waived, satisfied or discharged for any period of 20 consecutive days during which a stay of enforcement shall not be in effect; and (g) certain events of bankruptcy, insolvency or reorganization affecting the Company or any of its Subsidiaries.

If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable.  Notwithstanding

1 This phrase should be included only if the Note is a Global Note.

the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency described in the Indenture, all outstanding Notes shall become due and payable without further action or notice.  Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

13.

Trustee Dealings with Company.  Subject to certain limitations, the Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee.

14.

No Recourse Against Others.  No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Indenture, the Notes or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.

15.

Authentication.  This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

16.

Governing Law.  This Note shall be governed by and construed in accordance with the laws of the State of New York.

Option of Holder to Elect Repurchase or Purchase

If you want to elect to have this Note repurchased or purchased by the Company pursuant to Section 3.10 or 4.17 of the Indenture, check the box below:

Section 3.10

Repurchase Date: _______________

Section 4.17

If you want to elect to have only part of the Note repurchased or purchased by the Company pursuant to Section 3.10 or Section 4.17 of the Indenture, state the amount you elect to have purchased:

$_____________________

Date:_______________________________

Your Signature:__________________________

(Sign exactly as your name appears on the Note)

SIGNATURE GUARANTEE:

________________________________________

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP.

Assignment Form

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to

(Insert assignee’s social security or other tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

as agent to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Date: ______________

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Note Custodian

EXHIBIT B

FORM OF RESTRICTIVE LEGEND FOR
COMMON STOCK ISSUED UPON CONVERSION

THE SECURITY EVIDENCED BY THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR OTHER SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE, BY ACQUISITION HEREOF, THE HOLDER:

(1)

REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT;

(2)

AGREES THAT IT WILL NOT WITHIN THE PERIOD SET FORTH IN RULE 144 UNDER THE SECURITIES ACT (CURRENTLY TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY OTHER THAN WITH RESPECT TO AFFILIATES) (A) RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY EXCEPT (I) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (II) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (III) TO A NON-U.S. PERSON OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (IV) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE, OR (V) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER OR (B) ENGAGE IN HEDGING TRANSACTIONS WITH RESPECT TO THIS SECURITY UNLESS IN COMPLIANCE WITH THE SECURITIES ACT; AND

 (3)

AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(E) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

B-1

EXHIBIT C

FORM OF CERTIFICATE OF TRANSFER

China Shen Zhou Mining & Resources, Inc.

Room 305, Ze Yang Building

No. 166 Fu Shi Road

Shi Jing Shan District

Beijing 100043, China

Facsimile No.: (86 10) 6887 2811

Attention:  Mr. Dang Yu

The Bank of New York

101 Barclay Street, Floor 4E

New York, NY 10286

U.S.A.

Attn: Global Finance Unit

Re:

    6.75% SENIOR CONVERTIBLE NOTES DUE 2012 (the “Notes”)

Reference is hereby made to the Indenture, dated as of December 27, 2006 (the “Indenture”), between CHINA SHEN ZHOU MINING & RESOURCES, INC., as issuer (the “Company”), and THE BANK OF NEW YORK, a New York banking corporation, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

___________________, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] in the principal amount of $___________ (the “Transfer”), to  ___________________________ (the “Transferee”).  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.

Check if Transferee will take delivery of a beneficial interest in the Global Note or a Definitive Note Pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the legend printed on the Global Note and/or the Definitive Note and in the Securities Act.

2.

Check if Transferee will take delivery of a beneficial interest in the Global Note or a Definitive Note pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (A) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (B) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(a) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Distribution Compliance Period (as defined in Regulation S under the Securities Act), (A) the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person, (B) the Transferee is not a U.S. person and is not acquiring the Notes for

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the account or benefit of any U.S. person or is a U.S. person who purchased securities in a transaction that did not require registration under the Securities Act, (C) the Transferee understands that it may and agrees to resell the Notes only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration; and understands that it may not and agrees not to engage in hedging transactions with regard to the Notes or the common stock issuable upon conversion unless in compliance with the Securities Act; (D) the Transferee acknowledges that the certificates evidencing the Notes will contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Securities Act; (E) the Transferee acknowledges that the Company is required to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration; provided, however, that if the Notes are in bearer form or foreign law prevents the Company from refusing to register securities transfers, other reasonable procedures (such as a legend described above) are implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the legend printed on the Global Note and/or the Definitive Note and in the Securities Act.

3.

Check and complete if Transferee will take delivery of a beneficial interest in the Global Note or a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Global Notes and Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that:

(i)

  such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or

(ii)

  such Transfer is being effected to the Company or a subsidiary thereof; or

(iii)

  such Transfer is being effected pursuant to an effective registration statement under the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:

Name:

Title:

Dated:  ______________________

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